                                                                     EXHIBIT 2.6

================================================================================

                    ASSET CONTRIBUTION AND EXCHANGE AGREEMENT

                                      among

                             PORTLYN ACQUISITION LLC
                               as the Transferee,

                                       and

                          MEDSOURCE TECHNOLOGIES, INC.
                         as the Transferee's sole member

                                       and

                               PORTLYN CORPORATION
                                as the Transferor

                                       and

               David E. Porter, Ronald V. Porter, Ronald V. Porter
               Amended and Restated Revocable Trust u/i/d 9/7/95,
                Porter Family 1997 Irrevocable Trust u/i/d 7/8/97
                   and Shirley J. Porter Amended and Restated
                          Revocable Trust u/i/d 9/7/95
                      as the Shareholders of the Transferor

                              Dated March 24, 1999

================================================================================

                                                 TABLE OF CONTENTS

                                                                                               PAGE
                                                                                               ----
Contribution and Exchange of Assets..............................................................1
       Contribution and Exchange.................................................................1
       -------------------------
       Excluded Assets...........................................................................3
       ---------------
       Consents..................................................................................4
       --------
       Escrow Deposit............................................................................4
       --------------
Assumption of Specified Liabilities..............................................................5
       Assumption................................................................................5
       ----------
       Excluded Liabilities......................................................................6
       --------------------
       Consideration; Payment....................................................................7
       ----------------------
       Transfer Taxes............................................................................8
       --------------
       Allocation of Consideration...............................................................8
       ---------------------------
Closing..........................................................................................9
-------
Representations and Warranties of the Transferor and the Shareholders............................9
       Organization..............................................................................9
       ------------
       Capitalization............................................................................9
       --------------
       Authorization; Validity of Agreement.....................................................10
       ------------------------------------
       No Violations; Consents and Approvals....................................................10
       -------------------------------------
       Financial Statements.....................................................................11
       --------------------
       No Material Adverse Change...............................................................12
       --------------------------
       No Undisclosed Liabilities...............................................................12
       --------------------------
       Litigation; Compliance with Law; Licenses and Permits....................................13
       -----------------------------------------------------
       Employee Benefit Plans; ERISA............................................................13
       -----------------------------
       Real Property............................................................................15
       -------------
       Intellectual Property; Computer Software.................................................18
       ----------------------------------------
       Title to Acquired Assets; Capital Budget.................................................18
       ----------------------------------------
       Material Contracts.......................................................................19
       ------------------
       Taxes....................................................................................20
       -----
       Affiliated Party Transactions............................................................22
       -----------------------------
       Environmental Matters....................................................................23
       ---------------------
       No Brokers...............................................................................25
       ----------
       Receivables..............................................................................25
       -----------
       Inventories..............................................................................25
       -----------
       Product Claims...........................................................................26
       --------------
       Warranties and Returns...................................................................26
       ----------------------
       Assets Utilized in the Business..........................................................26
       -------------------------------
       Insurance................................................................................26
       ---------
       Delivery of Documents; Corporate Records.................................................27
       ----------------------------------------
       Customers, Suppliers and Distributors....................................................27
       -------------------------------------
       Labor Matters............................................................................27
       -------------
       Bank Accounts............................................................................27
       -------------

       Directors, Officers and Certain Employees................................................27
       -----------------------------------------
       No Misstatements or Omissions............................................................28
       -----------------------------
       Investment Undertaking, Etc..............................................................28
       ---------------------------
Representations and Warranties of the Transferee................................................28
------------------------------------------------
       Organization.............................................................................28
       ------------
       Capitalization...........................................................................29
       --------------
       Authorization; Validity of Agreement.....................................................29
       ------------------------------------
       No Violations; Consents and Approvals....................................................30
       -------------------------------------
       Litigation...............................................................................30
       ----------
       Shares of Capital Stock..................................................................30
       -----------------------
Certain Tax Matters.............................................................................30
-------------------
Other Agreements of the Parties.................................................................31
       Conduct of Business......................................................................31
       -------------------
       Access and Information...................................................................33
       ----------------------
       Tax Returns; Taxes.......................................................................34
       ------------------
       Notice of Developments...................................................................35
       ----------------------
       Non-Disclosure of Confidential Information...............................................35
       ------------------------------------------
       No Solicitation of Employees, Suppliers or Customers.....................................36
       ----------------------------------------------------
       Non-Competition..........................................................................36
       ---------------
       Public Statements........................................................................37
       -----------------
       Other Actions............................................................................37
       -------------
       Change of Name...........................................................................37
       --------------
       Cooperation on Taxes.....................................................................37
       --------------------
       Employees................................................................................37
       ---------
       Consents; Releases.......................................................................38
       ------------------
       HSR Filings..............................................................................39
       -----------
       Employment Agreement.....................................................................39
       --------------------
       Stockholders Agreement and Registration Rights Agreement.................................39
       --------------------------------------------------------
       Exclusivity..............................................................................40
       -----------
       Equipment, Intellectual Property and Other Assets........................................40
       -------------------------------------------------
       Interests in Real Property...............................................................40
       --------------------------
       Accounts Receivable......................................................................41
       -------------------
       Repayment of Institutional Indebtedness..................................................42
       ---------------------------------------
Product Liability Insurance.....................................................................42
---------------------------
Year 2000.......................................................................................42
---------
Conditions Precedent to the Closing.............................................................43
       Conditions Precedent to the Transferee's Obligations to Close............................43
       -------------------------------------------------------------
       Conditions Precedent to the Transferor's Obligations to Close............................46
       -------------------------------------------------------------
Documents to be Delivered at the Closing........................................................48
       Deliveries of the Transferor and the Shareholders........................................48
       -------------------------------------------------
       Deliveries of the Transferee.............................................................49
       ----------------------------
Termination.....................................................................................50
Survival of Representations and Warranties. ....................................................50

       Survival of Representations and Warranties of the Transferor and
       ----------------------------------------------------------------
              the Shareholders..................................................................50
              ----------------
       Survival of Representations and Warranties of the Transferee.............................51
       ------------------------------------------------------------
Indemnification.................................................................................51
       Indemnification by the Transferor and the Shareholders...................................52
       ------------------------------------------------------
       Indemnification by the Transferee........................................................52
       ---------------------------------
       Indemnification Procedures...............................................................53
       --------------------------
       Limitations on Indemnification by the Transferor and the
       --------------------------------------------------------
              Shareholders......................................................................54
              ------------
       Limitations on Indemnification by the Transferee.........................................55
       ------------------------------------------------
Miscellaneous...................................................................................55
       Transaction Fees and Expenses............................................................55
       -----------------------------
       Notices..................................................................................56
       -------
       Amendment................................................................................57
       ---------
       Waiver                                                                                   57
       ------
       Governing Law............................................................................57
       -------------
       Jurisdiction.............................................................................57
       ------------
       Remedies.................................................................................57
       --------
       Severability.............................................................................58
       ------------
       Further Assurances.......................................................................58
       ------------------
       Assignment...............................................................................58
       ----------
       Binding Effect...........................................................................58
       --------------
       No Third Party Beneficiaries.............................................................58
       ----------------------------
       Entire Agreement.........................................................................58
       ----------------
       Headings.................................................................................59
       --------
       Counterparts.............................................................................59
       ------------
       Bulk Sales Law...........................................................................60
       --------------

                                    Schedules
                                    ---------
Schedule 1.3            Necessary and Requested Consents
Schedule 3.3            Allocation of Consideration
Schedule 5.2            Selling Shareholders
Schedule 5.4(b)         Governmental Consents and Approvals
Schedule 5.4(c)         Non-Governmental Consents and Approvals
Schedule 5.5            Financial Statements
Schedule 5.6            Material Adverse Changes
Schedule 5.6(iii)       Billing; Payment
Schedule 5.8            Litigation
Schedule 5.9(a)         Employee Benefit Plans
Schedule 5.10(a)(i)     Transferor Owned Real Property
Schedule 5.10(a)(ii)    Adverse Real Property Claims
Schedule 5.10(b)        Transferor Leased Real Property
Schedule 5.10(c)        Real Property Related Contracts
Schedule 5.10(g)        Real Property Defects
Schedule 5.10(h)        Real Property Proceedings
Schedule 5.11(a)        Intellectual Property; Rights of Ownership
Schedule 5.12(a)        Liens
Schedule 5.12(a)-I      Permitted Owned Real Property Encumbrances
Schedule 5.12(b)        Fixed Assets Ledger
Schedule 5.12(c)        Capital Budget
Schedule 5.13(a)        Material Contracts
Schedule 5.13(b)        Defaults or Events of Default
Schedule 5.13(c)        Contracts of More than $25,000 Per Year
Schedule 5.14(a)        Subchapter S elections
Schedule 5.14(b)        Taxes
Schedule 5.16           Environmental Matters
Schedule 5.17           Brokers
Schedule 5.19           Inventories
Schedule 5.20           Service and Product Liability Claims
Schedule 5.21           Warranties and Returns Policies; Product Failures or
                        Defects
Schedule 5.22           Assets Utilized in the Business
Schedule 5.23           Insurance Policies
Schedule 5.27           Bank Accounts
Schedule 5.28           Directors, Officers, Certain Employees
Schedule 7.1(iii)       Amounts Due to Affiliates
Schedule 7.13           Releases

                                    Exhibits
                                    --------

Exhibit 1.4             Form of Deposit Escrow Agreement
Exhibit 3.1A            Form of Certificate of Designation
Exhibit 7.15A           Form of David E. Porter Employment Agreement
Exhibit 7.16A           Form of Stockholders Agreement
Exhibit 7.16B           Form of Registration Rights Agreement
Exhibit 7.20A           Form of Deed
Exhibit 8.1A Form of Opinion of Counsel for the Transferor and the Shareholders
Exhibit 8.1B            Form of Bill of Sale, Assignment and Assumption
                        Agreement
Exhibit 8.2A            Form of Opinion of Counsel for the Transferee

                    ASSET CONTRIBUTION AND EXCHANGE AGREEMENT

                              Dated March 24, 1999
                              --------------------

     The parties to this agreement are Portlyn Acquisition LLC, a Delaware limited liability company (the "Transferee"), MedSource Technologies, Inc., a Delaware corporation ("MedSource"), Portlyn Corporation, a New Hampshire corporation (the "Transferor"), and David E. Porter, Ronald V. Porter, Ronald V. Porter Amended and Restated Revocable Trust u/i/d 9/7/95, Porter Family 1997 Irrevocable Trust u/i/d 7/8/97 and Shirley J. Porter Amended and Restated Revocable Trust u/i/d 9/7/95, who collectively own all of the outstanding capital stock of the Transferor (the "Shareholders").

     MedSource, Delaware corporation, is entering into this agreement in connection with and as part of a single, integrated agreement with the Transferor and others whereby MedSource is, or will be, concurrent or substantially concurrent with the closing hereunder, acquiring the assets of the Transferor for cash and preferred stock, acquiring assets from others for cash and stock and raising capital by issuing stock in a transaction that is intended to qualify as transfers to a controlled corporation under section 351 of the Internal Revenue Code of 1986 (the "Code").

     The Transferor is in the business of designing, manufacturing and assembling minimally invasive surgical medical devices and components for use on humans (the "Business"). The Transferee desires to acquire from the Transferor, and the Transferor desires to contribute to the Transferee, all of the Transferor's assets and properties, including the Business, in consideration for the payment of cash and preferred stock and the assumption of the liabilities specified below, on the terms and subject to the conditions set forth herein.

     It is therefore agreed as follows:

     1. Contribution and Exchange of Assets.

     1.1 Contribution and Exchange. Upon the terms and subject to the conditions
         -------------------------
contained in this agreement, at the Closing (as defined in section 4), the Transferor shall contribute, exchange, assign, transfer, convey, set over and deliver to the Transferee, and the Transferee shall acquire, receive and accept from the Transferor in exchange for the assumption of the liabilities specified in section 2 and the other consideration specified in section 3, all of the assets and rights of every nature, kind and description, tangible and intangible, wherever located, that are owned, used or held for use by the Transferor in or for the Business, as the same shall exist on the Closing Date (as defined in section 4) and in each case whether or not recorded on the books and records of the Company (collectively, the "Acquired Assets"), free and clear of any and all liens, charges, claims, pledges, security interests or other encumbrances ("Liens") except for the Liens listed on Schedule 5.12(a) (the "Permitted Liens"), including, without limitation, the following:

          (1) all cash, cash equivalents and marketable securities;

          (2) all accounts receivable, notes receivable, drafts or other similar instruments;

          (3) all inventory, including but not limited to finished goods, work in process, raw materials and supplies;

          (4) all prepaid expenses and deposits, other than as set forth in section 1.2;

          (5) all machinery, equipment, tools and dies, hand tools, vehicles, computers and other data processing hardware (and all software related thereto or used therewith) and other tangible personal property of similar nature, including but not limited to all items set forth on the Transferor's fixed asset ledger attached to this agreement on Schedule 5.12(b) (collectively, the "Machinery and Equipment");

          (6) all office furniture, office equipment, fixtures and other tangible personal property of similar nature (collectively, the "Furniture and Fixtures");

          (7) all interests in each and every patent, copyright, trademark, trade name, brand name, service mark, service name, assumed name, logo, symbol, trade dress, design or representation or expression of any thereof, or registration or application for registration thereof, or any other invention, trade secret, technical information, know-how, proprietary right or intellectual property, technology, method, design, drawing, software (including documentation and source code listings), process and other proprietary properties or information (collectively, the "Intellectual Property");

          (8) all real property interests described in Schedule 5.10(a) (including the Real Property (as defined in section 5.10(a)) together with all buildings, facilities and other improvements thereon and all licenses, leases, rights, privileges and appurtenances thereto including, without limitation, all leases, agreements and other rights to use, occupy or possess, or otherwise with respect to, real property or machinery, equipment, vehicles, and other tangible personal property of similar nature to which the Transferor is a party, and all rights arising under or pursuant to such leases, agreements and rights;

          (9) all Material Contracts listed on Schedule 5.13(a) and all other Contracts (as defined in section 5.4(a)), including all Contracts relating to the Business and including, without limitation, customer and supplier contracts, sales representative and distributor contracts and commission contracts with respect thereto not required to be listed on Schedule 5.13(a) (collectively, the "Assigned Contracts");

          (10) all customer and supplier lists, mailing lists, catalogs, brochures and handbooks relating to the Business;

          (11) all other books, records, files, contracts, plans, notebooks, production and sales data and other data of the Transferor relating to the Business, whether or not in tangible form or in the form of intangible computer storage media such as optical disks, magnetic disks, tapes and all similar storage media;

          (12) the name "Portlyn" and all variations thereof and all similar names and the goodwill associated therewith, together with all trademarks, service marks and trade names of the Transferor related to the Business, if any;

          (13) all rights related to any portion of the Business or the Acquired Assets, including third party warranties and guaranties and other similar contractual rights, as to third parties held by or in favor of the Transferor, and arising out of, resulting from or relating to the Business or the Acquired Assets; and

          (14) all rights to insurance and condemnation proceeds relating to any damage, destruction, taking or other similar impairment of any of the Acquired Assets.

     1.2 Excluded Assets. The only assets of the Transferor that the Transferee
`        ---------------
is not acquiring hereby (the "Excluded Assets") are:

          (1) the consideration to be delivered to the Transferor pursuant to this agreement for the Acquired Assets to be sold to the Transferee hereunder and the rights of the Transferor hereunder;

          (2) the certificate of incorporation, corporate seals, minute books, stock books, Tax Returns (as defined in section 5.14(d)) and supporting data prepared expressly in connection therewith, and other records prepared directly in connection with the corporate organization and capitalization of the Transferor and/or its operation as a corporation under applicable Laws (as defined in section 5.8(b));

          (3) shares of the capital stock of the Transferor; and

          (4) two personal computers currently used by David E. Porter and Ronald Porter and kept in their respective homes.

     1.3 Consents. To the extent that the assignment of any Assigned Contract
         --------
shall require the Consent (as defined in section 5.4(c)) of any other party thereto or of any third party, this agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or of other obligations or commitments of the Transferor. The Transferor shall use its best efforts without incurring any unreasonable expense to obtain all such Consents prior to the Closing. If any such Consent is not obtained, and the Transferee waives the obtaining of such Consent as a condition precedent hereunder, then the Transferor shall continue such efforts after the Closing Date and until such Consent is obtained and shall cooperate with the Transferee in any arrangement (such as subcontracting, sublicensing or subleasing) requested by the Transferee intended to provide for the Transferee all of the benefits of the Transferor under such Contract.

     1.4 Escrow Deposit.
         --------------

     (1) Simultaneously with the execution and delivery of this agreement, the Transferee is delivering to Parker Chapin Flattau & Klimpl, LLP, as escrow agent, by bank check or wire transfer, the amount of $250,000 as an escrow deposit (the "Deposit") to be held in accordance with the escrow agreement (the "Deposit Escrow Agreement") annexed hereto as Exhibit 1.4.

     (2) The Deposit Escrow Agreement provides that, at the Closing, the Deposit shall be returned to the Transferee. In the event, however, that the Closing does not occur by April 15, 1999 and neither the Transferor nor the Shareholders are then in breach of this Agreement, all of the conditions set forth in section
8.1 have been satisfied (other than conditions the satisfaction of which is within the Transferee's control) and the Transferor and the Shareholders are otherwise ready, willing and able to consummate the Closing, then, pursuant to the Deposit Escrow Agreement, the Transferor will be entitled to the Deposit made by the Transferee as liquidated damages for such failure. The Deposit shall be the Transferor's and the Shareholders' sole and exclusive remedy and claim against the Transferee for such failure.

     2. Assumption of Specified Liabilities.

     2.1 Assumption.
         ----------

     (a) Upon the terms and subject to all of the conditions contained herein, at the Closing, the Transferee shall assume, and agree to pay, perform and discharge:

          (1) except as provided in section 7.12(c), the liabilities of the Transferor that are reflected as "accounts payable," "accrued expenses," "accrued commissions," "accrued payroll" and (to the extent relating to any Assumed Liability hereunder) "accrued interest" that are included on the December 31, 1998 balance sheet referred to in section 5.5(a) or incurred subsequent thereto in the ordinary course of business, consistent with past practices and not in contravention of section 7.1, in each case to the extent not discharged by the Transferor before the Closing;

          (2) the Institutional Indebtedness (as defined below) of the Transferor set forth on the December 31, 1998 balance sheet referred to in section 5.5(a), except that with respect to the Transferor's line of credit with Laconia Savings Bank (the "Line"), the Transferee shall assume the entire amount of the principal and accrued interest due on the Line as of the Closing Date but shall reduce the Cash Amount of the consideration as described in section 3.1(b)(ii) to the extent that the outstanding amount of the Line on the Closing Date exceeds $135,000, and

          (3) all warranty obligations of the Transferor as of the Closing Date with respect to goods shipped no earlier than ten years prior to the Closing Date.

Those items set forth in (a)(i), (ii) and (iii) above, collectively, the "Assumed Liabilities" and, individually, an "Assumed Liability".

     (b) For the purposes of this agreement, "Institutional Indebtedness" shall mean all current and long-term institutional indebtedness of the Transferor (including all revolving credit facilities, term loans and notes) lines of credit or loans and capital lease obligations (including all equipment leases) plus all accrued interest thereon as of the Closing Date) due to banks or other financial institutions or institutional investors reflected on the December 31, 1998 balance sheet referred to in section 5.5(a) to the extent not repaid by the Transferor before the Closing; provided, however, that "Institutional Indebtedness" shall exclude any and all amounts due to any and all

Shareholders of the Transferor, any and all officers of the Transferor and any and all Affiliates (as defined in section 5.15) of the Shareholders.

     2.2 Excluded Liabilities. The Transferee is only assuming the liabilities
         --------------------
and obligations of the Transferor expressly set forth in section 2.1. Without limiting the generality of the foregoing, the Transferee shall not be assuming, and the Transferor shall remain responsible for and shall promptly pay, perform and discharge, all of the liabilities and obligations of the Transferor other than the Assumed Liabilities (the "Excluded Liabilities") such that the Transferee will incur no liability in connection therewith, and the Transferor shall indemnify the Transferee with respect to and shall hold the Transferee harmless from and against all such Excluded Liabilities, subject to the terms and conditions of section 12 herein including but not limited to the following:

          (i) any obligation or liability of the Transferor to the extent that the Transferor shall be indemnified by an insurer;

          (ii) any expenses of the Transferor incurred in connection with the transactions contemplated hereunder (including but not limited to fees and expenses of finders, investment bankers, business brokers, attorneys and accountants), it being understood that all such expenses shall be paid by the Transferor out of the Excluded Assets or the consideration to be delivered to the Transferor pursuant to this agreement for the Acquired Assets to be sold to the Transferee hereunder, and not out of any of the Acquired Assets; provided that, notwithstanding anything else contained herein, such fees and expenses of attorneys and accountants may be paid by the Transferor prior to the Closing in accordance with section 7.1(iii)(D);

          (iii) any obligations relating to an Excluded Asset;

          (iv) any liability for Taxes of the Transferor or relating to an Acquired Asset with respect to any period on or before the Closing Date, except as expressly provided otherwise in section 3.2;

          (v) any indebtedness for borrowed money or any guaranty thereof, except as set forth in section 2.1;

          (vi) any amount due to any Shareholder, officer or Affiliate;

          (vii) any pension, profit-sharing or workmen's compensation or other employee benefit or post retirement plan and any liability or obligation arising thereunder except to the extent that the Transferee expressly agrees to continue particular benefits and plans following the Closing;

          (viii) except to the extent set forth in section 2.1(a)(iii) for warranty obligations in the ordinary course, consistent with past practice, and except to the extent of reserves taken on the books of the Transferor, any liability or obligation for, with respect to, related to or arising out of any goods sold, shipped or delivered by the Transferor prior to Closing; and

          (ix) all claims of employees arising out of events, conditions and circumstances existing or occurring prior to Closing, including, but not limited to, medical and health claims and disability claims, but excluding wages paid during the pay period in which the Closing occurs.

     3. Consideration, Payment and Adjustments.

     3.1 Consideration; Payment.
         ----------------------

     (1) In addition to the assumption of the Assumed Liabilities pursuant to section 2, as consideration for the sale, assignment, transfer and delivery of the Acquired Assets by the Transferor to the Transferee, and upon the terms and subject to the conditions contained herein, the Transferee shall pay to the
Transferor:

          (1) $5,220,000 (the "Cash Amount"), subject to possible adjustment and/or reallocation as provided in section 3.1(b); and

          (2) 3,000 shares (the "Consideration Shares") of the Transferee's series A preferred stock, par value $.01 per share (the "Series A Preferred Stock"), having the terms set forth in the certificate of designation attached as Exhibit 3.1 to this agreement.

The items referred to in items (i) and (ii) of this section 3.1(a) are collectively referred to as the "Consideration."

     (2) The amount of the Cash Amount to be paid by the Transferee to the Transferor at the Closing shall be:

          (1) reduced by any amount paid by the Transferor to Shareholders or their affiliates in connection with any purchases of assets contemplated by section 7.18, and any such amounts shall be deemed to have been paid by the Transferee to the Transferor pursuant to section 3.1(a)(i) and shall not be paid by the Transferee again at the Closing; and

          (2) reduced by the amount by which the outstanding amount of the Line on the Closing Date exceeds $135,000.

     (3) All payments to the Transferor pursuant to section 3.1 shall be made in immediately available funds by wire transfer or bank check (in the Transferor's discretion) to such bank accounts as may be specified in writing by the Transferor the Transferee at least two business days prior to the date payment is to be made.

     (4) MedSource, by its signature below, guarantees performance by the Transferee of the Transferee's payment obligations under this section 3.1.

     3.2 Transfer Taxes. All transfer, excise and similar Taxes (as defined in
         --------------
section 5.14(d)) imposed by any Taxing Authority (as defined in section 5.14(b)) as a result of the transfer of the Acquired Assets hereunder and the other transactions contemplated hereby shall be duly and timely paid by the Transferor, except that the real estate transfer Taxes shall be paid one-half by the Transferor and one-half by the Transferee. The Transferor shall duly and timely file all Tax Returns in connection with such Taxes, except for the real estate transfer Tax Return, which shall be filed by the Transferee. The Transferor shall give a copy of each such Tax Return to the Transferee for its review with sufficient time for comments prior to filing, and shall give the Transferee a copy of such Tax Return as filed, together with proof of payment of the Tax shown thereon, promptly after filing.

     3.3 Allocation of Consideration.
         ---------------------------

     (1) The Transferor and the Transferee agree that the Consideration and the Assumed Liabilities shall be allocated among the acquired assets in accordance with Schedule 3.3. The Transferee, the Transferor and the Shareholders shall be bound for such allocation for all purposes, including determining any Tax (as defined in section 5.14(d)), shall prepare and file all Tax Returns (as defined in section 5.14(d)), including the information required under Treasury Regulation section 1-351.3 (the "Section 351 Schedules"), in a manner consistent with such allocations, and shall not take any position inconsistent with such allocations in any Tax Return, any proceeding before any Taxing Authority or otherwise. In the event that any allocation is questioned, audited or disputed by any Taxing Authority, the party receiving notice thereof shall promptly notify and consult with the other party concerning the strategy for the resolution thereof, and shall keep the other party apprised of the status of such question, audit or dispute and the resolution thereof.

     (2) The Transferee and the Transferor shall duly and timely file their respective Section 351 Schedules in accordance with this section 3.3. Each party shall furnish a copy of the Section 351 Schedule filed by it to the other party promptly after filing.

     (3) Within sixty days following the Closing, the Shareholders shall cause the Transferor to, and the Transferor shall, deliver to the Transferee a schedule that sets forth the true, complete and correct tax basis of each Acquired Assets in the hands of the Transferor immediately prior to the Closing.

     4. Closing. The closing (the "Closing") of the transactions contemplated by
        -------
this agreement shall take place at the offices of the Transferee's counsel in New York City, at 10:00 a.m. local time (i) on or before April 15, 1999, (ii) or at such other date and time as the parties shall mutually agree (the "Closing Date"). The Closing shall be deemed effective at 11:59 p.m. on the Closing Date.

     5. Representations and Warranties of the Transferor and the Shareholders. The Transferor and the Shareholders jointly and severally (except as provided below) represent and warrant to MedSource and the Transferee as follows (it being understood that where any representation is made to the "knowledge" of the Transferor or a Shareholder or relates to matters "known" to the Transferor or a Shareholder or of which the Transferor or a Shareholder is "aware" or contains words of similar import, such representation shall refer to the actual personal knowledge of the Shareholders or the officers and directors of the Transferor and to matters that should have or would have been known to such persons after due inquiry):

     5.1 Organization. The Transferor is a corporation duly organized, validly
         ------------
existing and in good standing under the laws of the state of New Hampshire and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Transferor is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary provided that neither the Transferor nor the Shareholders make any representation regarding the qualification of the Transferor outside of the United States. The Transferor has delivered to the Transferee true, correct and complete copies of the Transferor's certificate of incorporation and bylaws, as currently in effect.

     5.2 Capitalization. The Shareholders listed on Schedule 5.2 are the only
         --------------
shareholders of the Transferor and collectively own 262 shares of common stock, no par value, which represents all of the issued and outstanding capital stock of the Transferor of record and beneficially free and clear of all Liens. The Transferor does not own any shares of capital stock (or other equity interests of entities other than corporations) of any partnership, joint venture, trust, corporation, limited liability company or other entity.

     5.3 Authorization; Validity of Agreement. Each of the Transferor and the
         ------------------------------------
Shareholders has the requisite capacity and authority to execute, deliver and perform this agreement and each of the other agreements, instruments, documents and certificates to be executed and delivered pursuant to this agreement, including but not limited to, any item referred to in section 9 (collectively, with this agreement, the "Transaction Documents") to which it is a party and to assume and perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. Each of this agreement and the other Transaction Documents has been duly executed, authorized and delivered by each of the Transferor and the Shareholders party thereto and is a valid and binding obligation of each of the Transferor and the Shareholders, enforceable against each of the Transferor and the Shareholders in accordance with their respective terms. To the extent any representation and warranty contained in this section 5.3 pertains solely to any particular Shareholder, that representation and warranty shall apply to the Shareholder individually and severally. When used in this section 5, the foregoing phrase, "individually and severally," shall mean that each Shareholder shall be liable for his, her or its actions and those of his, her or its Affiliates who are not family members but neither the Transferor nor any other Shareholder shall be liable for the actions of such Shareholder or his, her or its Affiliates.

     5.4 No Violations; Consents and Approvals.
         -------------------------------------

     (1) The execution, delivery and performance of each of this agreement and the other Transaction Documents by each of the Transferor and the Shareholders parties thereto do not, and the consummation by each of the Transferor and the Shareholders of the transactions contemplated hereby and thereby will not, (i) violate any provision of the certificate of incorporation or bylaws of the Transferor, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, license, lease, option, contract, undertaking, understanding, covenant, agreement or other instrument or document (collectively, a "Contract") to which either the Transferor or any Shareholder is a party or by which any of the properties or assets of the Transferor or any Shareholder may be bound or otherwise subject, except for any required Consents, or (iii) violate any order, writ, judgment, injunction, decree, law, statute, rule or regulation applicable to the Transferor or any Shareholder or any of their respective properties or assets. To the extent any representation and warranty contained in this section 5.4 pertains solely to any particular Shareholder, that representation and warranty shall apply to the Shareholder individually and severally.

     (2) No prior or subsequent filing or registration with, notification to, or authorization, consent or approval of, any foreign, provincial, United States federal, state, county, municipal or other local jurisdiction, political entity, body, organization, subdivision or branch, legislative or executive agency or department or other regulatory service, authority or agency, including the Health Care Financing Administration ("HCFA"), the Food and Drug Administration ("FDA") and any state agency that is responsible for administering a Medicaid program, a certificate of need program, a rule setting or approving program or a facility or professional licensing program (a "Governmental Entity") is required to be made or obtained by the Transferor or any Shareholder in connection with the execution, delivery and performance of this agreement by the Transferor or any Shareholder or any of the other Transaction Documents to which the Transferor or any Shareholder is a party or the consummation by the Transferor or any Shareholder of the transactions contemplated hereby and thereby, except for such filings, registrations, notifications, authorizations, consents and approvals as are set forth on Schedule 5.4(b) hereof.

     (3) No prior or subsequent filing or consent, approval, order, authorization, notification to, notice to, estoppel certificate, registration, ratification, declaration, waiver, exemption or variance (collectively, together with the filings, registrations, notifications, authorizations, consents and approvals of Governmental Entities set forth in section 5.4(b), "Consents") of any individual, partnership, limited partnership, limited liability company, corporation or other entity (a "Person") is required to be made or obtained by the Transferor or any Shareholder in connection with the execution, delivery and performance of this agreement by the Transferor or any Shareholder or any of the other Transaction Documents to which the Transferor or any Shareholder is a party or the consummation by the Transferor or any Shareholder of the transactions contemplated hereby and thereby, except for such Consents as are set forth on Schedules 1.3, 5.4(b) or (c) hereof.

     5.5 Financial Statements.
         --------------------

     (1) Attached to Schedule 5.5 are (i) the reviewed balance sheet of the Transferor as of December 31, 1998, together with the related reviewed statements of operations and cash flows for the year ended December 31, 1998, and (ii) the reviewed balance sheets of the Transferor as of December 31, 1995, 1996 and 1997 together with the related reviewed statements of operations and cash flows (including the related notes) for the three fiscal years then ended (all of the foregoing, the "Financial Statements"). The balance sheet as of December 31, 1998 is referred to as the "1998 Balance Sheet".

     (2) All of the Financial Statements, other than for the twelve months ended December 31, 1998, which have been reviewed by Malone, Lard & Dirubbo, P.C., have been reviewed by Zuber & Freedman, who is the only Person to have been the Transferor's independent accountants for the periods covered by the Financial Statements. The Financial Statements have been derived from, and agree with, the books and records of the Transferor in all material respects and fairly present the financial position of the Transferor as of the respective dates thereof and the results of operations of the Transferor for the respective periods set forth therein. Each of the foregoing financial statements has been prepared in accordance with generally accepted accounting principles, consistently applied ("GAAP") as of the dates and for the periods involved.

     5.6 No Material Adverse Change. Since December 31, 1998, except as set
         --------------------------
forth in the 1998 Balance Sheet and as listed on Schedule 5.6, (a) to the knowledge of the Transferor and the Shareholders no event, condition or circumstance has occurred that would, or would be reasonably likely to, have a material adverse effect (surviving as provided in section 12.4(a))on the Business, Acquired Assets or Assumed Liabilities, or on the condition (financial or otherwise), results of operations or prospects of the Transferor or the Business (a "Material Adverse Effect"); (b) the Business has been conducted in the ordinary course and consistent with past practice; and (c) there has been no material (surviving, as provided for in section 12.4(a)) adverse change in the Transferor's relationships with its suppliers, customers, patients, payors, reimbursers, and/or persons or organizations that refer customers or patients to the Transferor. As amplification and not in limitation of the foregoing, since December 31, 1998, the Transferor has not (i) made any change in any method of accounting or accounting practice, principle or policy used by the Transferor,
(ii) incurred any indebtedness, other than draws on the Line not exceeding $25,000 in the aggregate, obligation or liability or paid, satisfied or discharged any indebtedness, obligation or liability prior to the due date or maturity thereof, except current indebtedness, obligations and liabilities in the ordinary course of business, or (iii) except as set forth on Schedule 5.6(iii) made any change or modification in any manner of the Transferor's (A) billing and collection policies, procedures and practices with respect to accounts receivable or unbilled charges, (B) policies, procedures and practices with respect to the provision of discounts, rebates or allowances, or (C) payment policies, procedures and practices with respect to accounts payable.

     5.7 No Undisclosed Liabilities.
         --------------------------

     (1) To the best knowledge of the Transferor and the Shareholders, the Transferor does not have any liabilities (whether accrued, contingent, known, or otherwise) other than those that (i) are set forth or reserved against in the 1998 Balance Sheet; or (ii) were incurred since December 31, 1998 in the ordinary course of business, none of which, individually or in the aggregate, is material (surviving, as provided for in section 12.4(a)) to the business, operations, condition or prospects of the Business.

     (2) The accounts payable of the Transferor set forth in the balance sheets referred to in section 5.5. or arising subsequent thereto are the result of bona fide transactions in the ordinary course of business and have been timely paid or are not past due and owing as at the Closing Date, in accordance with the respective invoices relating thereto.

     5.8 Litigation; Compliance with Law; Licenses and Permits.
         -----------------------------------------------------

     (1) Except as set forth on Schedule 5.8, there is no claim, suit, action or proceeding ("Proceeding") pending, nor, to the best knowledge (surviving, as provided for in section 12.4(a)) of the Transferor and the Shareholders, is there any investigation or Proceeding threatened, that involves or affects the Transferor or the Business, by or before any Governmental Entity, court, arbitration panel or any other Person.

     (2) To the best knowledge of the Transferor and the Shareholders, the Shareholders, the Transferor and the Business have complied with all applicable foreign, provincial, United States federal, state, county, municipal or other local criminal, civil or common laws, statutes, ordinances, orders, codes, rules, regulations, permits, policies, guidance documents, judgments, decrees, injunctions, or agreements of any Governmental Entity (collectively, "Laws"), including but not limited to Laws relating to zoning, building codes, antitrust, occupational safety and health, industrial hygiene, the manufacture, the sale, lease or use of durable medical equipment, the preparation, the sale, storage or use of pharmaceutical products or services, environmental protection, water, ground or air pollution, the generation, treatment, storage or disposal of Hazardous Substance (as defined in section 5.16), consumer product safety, product liability, hiring, wages, hours, employee benefit plans and programs, collective bargaining and the payment of withholding and social security taxes to the extent that noncompliance would have a Material Adverse Effect. Since January 1, 1996, the Transferor has not received any notice of any violation of any Law.

     (3) The Transferor and the Business have every license, permit, certification, qualification or franchise issued by any Governmental Entity (each, a "License") and every approval, authorization, waiver, variance, exemption, consent or ratification by or on behalf of any Person that is not a party to this agreement (each, a "Permit") required for it to conduct its business as presently conducted, except where the failure to have such License or Permit would not have a Material Adverse Effect. All such Licenses and Permits are in full force and effect and neither the Transferor nor any Shareholder has received notice of any pending cancellation or suspension of any Licenses or Permits nor, to the best knowledge (surviving, as provided for in section 12.4(a)) of the Transferor and the Shareholders, is any cancellation or suspension of any Licenses or Permits threatened. The applicability and validity of each such License and Permit will not be adversely affected by the consummation of the transactions contemplated by this agreement.

     5.9 Employee Benefit Plans; ERISA.
         -----------------------------

     (1) Schedule 5.9(a) lists each "employee benefit plan" (as defined in section 3(3) of ERISA), and all other material employee benefit plans (including, without limitation, any non-qualified plans), bonus, deferred compensation, incentive, stock option (or other equity-based), severance, change-in-control, medical insurance and fringe benefit plans maintained for the benefit of, or contributed to by the Transferor or any trade or business, whether or not incorporated (an "ERISA Affiliate"), that would be deemed a "single employer" within the meaning of section 4001 of the Employee Retirement Income Security Act of 1974 ("ERISA"), for the benefit of any employee or former employee of the Transferor (the "Plans"). The Transferor has heretofore delivered to the Transferee true, correct and complete copies of each of the Plans, including all amendments to date.

     (2) Each of the Plans that is subject to ERISA complies in all material respects (surviving, as provided for in section 12.4(a)) with ERISA and the applicable provisions of the Code and has been administered in all material respects in accordance with ERISA and, where applicable, the Code. Each of the Plans intended to be "qualified" within the meaning of section 401(a) of the Code has received a timely determination letter from the Internal Revenue Service that it is so qualified and neither the Transferor nor any Shareholder knows of any facts or circumstances that would materially adversely affect (surviving, as provided for in section 12.4(a)) such qualification prior to and including the close of business on the day immediately preceding the Closing Date. None of the Plans is subject to Title IV of ERISA. There are no pending or, to the best knowledge (surviving, as provided for in section 12.4(a)) of the Transferor and the Shareholders, threatened claims (other than routine claims for benefits), actions, suits or proceedings by, on behalf of or against any of the Plans or any trusts related thereto.

     (3) No Plan provides benefits including, without limitation, death or medical benefits (whether or not insured), with respect to any employees or former employees of the Transferor beyond their retirement or other termination of service (other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in section 3(2) of ERISA, (iii) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary)), or (iv) long-term disability and workers' compensation benefits.

     (4) With respect to each Plan, neither the Transferor, any Shareholder nor any ERISA Affiliate has engaged in a "prohibited transaction" (as such term is defined in section 4975 or section 406 of ERISA) that would subject the Transferor or the Transferee to any taxes, penalties or other liabilities resulting from prohibited transactions under section 4975 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder (the "Code") or section 409 or 502(i) of ERISA.

     (5) The Transferor has complied in all material respects with the notice and continuation of coverage requirements of section 4980B of the Code and the regulations thereunder with respect to each plan that is, or was during any taxable year of the Transferor for which the statute of limitations on the assessment of federal income taxes remains open, by consent or otherwise, a group health plan within the meaning of section 4980B(g) of ERISA.

     5.10 Real Property.
          -------------

     (1) Schedule 5.10(a)(i) sets forth a list and description (including the legal description) of all real property owned by the Transferor and all real property to be owned by the Transferor on the Closing Date (the "Owned Real Property"). The Transferor has good and marketable title to and owns the Owned Real Property in fee simple subject to no Liens except as set forth in Schedule 5.12(a). Except as set forth on Schedule 5.10(a)(ii), neither the Transferor nor the Shareholders have received notice of any default or breach by the Transferor or other owner under any of the covenants, conditions, restrictions, easements, or rights-of-way affecting the Owned Real Property or any portion thereof, and no such default or breach now exists, and no event has occurred or is continuing which with notice or the passage of time or both, would constitute a default thereunder.

     (2) Schedule 5.10(b) sets forth a list and description of all real property leases and subleases under which the Transferor is tenant or subtenant (the "Leases"). As used herein, the term "Leased Real Property" shall mean the real property demised by the Leases.

     (3) The Transferor has heretofore delivered to the Transferee a true, correct and complete copy of the most recent survey and title insurance policy with respect to each parcel of Owned Real Property. Neither the Transferor nor any owner of the Owned Real Property has entered into any leases, subleases, licenses or occupancy agreements relating to the Owned Real Property and no Person has any rights to acquire, lease, sublease or otherwise occupy the Owned Real Property or any part thereof or to otherwise obtain any interest therein, and there are no outstanding options, rights of first refusal or rights of reverter relating to the Owned Real Property or any interests therein. Except as set forth on Schedule 5.10(c), there are no service or maintenance contracts, management agreements or similar agreements relating to the Owned Real Property. There has been no service, material or other work provided or supplied to the Owned Real Property that has not been paid in full, except as set forth in
Schedule 5.10(c).

     (4) The Transferor has heretofore delivered to the Transferee true, correct and complete copies of the Leases. Each of the Leases is in full force and effect. Each of the Leases is enforceable against the Transferor in accordance with its terms. The Transferor is in possession of and quietly enjoys the Leased Real Property applicable to it and the Transferor has a valid and enforceable leasehold interest, subject to no Liens except such immaterial easements and rights-of-way, none of which interferes with the operation of the business. No default presently exists under any of the Leases, and to the best knowledge of transferor and the Shareholders (surviving, as provided in section 12.4(a)) no event has occurred or failed to occur that, with the giving of notice or the passage of time or both, would constitute a default under any Lease. The Transferor has not entered into any assignment of any Lease, sublease of all or any portion of any Leased Real Property and to the best knowledge of the Transferor and the Shareholders (surviving, as provided in section 12.4(a)) no person has any right to occupy the Leased Real Property other than the Transferor.

     (5) With respect to each parcel of the Owned Real Property (i) there is a right of ingress and egress to public thoroughfares to and from each parcel of the Owned Real Property, and (ii) each parcel of the Owned Real Property has adequate water supply and septic service for the present use thereof and all septic service and water supply facilities required for the present use of the Owned Real Property are properly and fully installed and operating. The Company has obtained a state-approved plan for its septic system. The system was built by a company licensed for the construction of septic systems. The Company has obtained all necessary approvals to operate the system. The Transferor has heretofore delivered to the Transferee true, correct and complete copies of any certificate or certificates of operation for any incinerator, boiler or other burning equipment on the Owned Real Property. There is no real property of any kind whatsoever used by the Business, except for the Owned Real Property and the Leased Real Property (collectively, the "Real Property"), and the Real Property constitutes all of the real property necessary to conduct the Business.

     (6) All licenses, permits and certificates of occupancy (the "Approvals"), in connection with the construction, use, occupancy and maintenance of any Owned Real Property are in full force and effect in accordance with the respective terms thereof, and none of the Approvals has been amended, assigned, pledged or otherwise transferred. There is no alteration, improvement or change in use of any building or other improvement located on the Owned Real Property that would require any new Approvals or amendment of an existing Approval. The condition and use of the Owned Real Property conforms in all material respects to each Approval. Transferor is in compliance with all Laws including, without limitation, those relating to zoning, building, and land use restrictions that are applicable to any portion of the Owned Real Property and has obtained all of the approvals necessary for the operation of the Business on the Owned Real Property, to the extent that the Transferor's failure to comply or obtain such Approvals would have a Material Adverse Effect.

     (7) Except as set forth in Schedule 5.10(g): the Owned Real Property including, without limitation, all building systems and equipment, all structural components, the roof, the basement, all plumbing, electrical, mechanical, heating, ventilating, air conditioning and sprinkler systems, and all sewer, waste water, paving and parking equipment, systems and facilities, are fully installed and, as applicable, operating, in good condition and repair and adequate for the conduct of the business of the Transferor as presently conducted, reasonable wear and tear excepted. There are no defects in the same that would materially hinder or impair the business and operations of the Transferor. No extraordinary repair or improvement expense with respect thereto is anticipated during the one year following the Closing Date. The electricity service and all other public or private utilities ("Utilities") serving the Owned Real Property are fully installed and operating, adequate for the conduct of the business of the Transferor as presently and proposed to be conducted, and enter the Owned Real Property through adjoining public streets or through valid easements across adjoining private lands, and all installation, connection and capital recovery charges in connection with the Utilities have been paid in full.

     (8) Except as set forth on Schedule 5.10(h), there is no pending or, to the best knowledge (surviving, as provided for in section 12.4(a)) of the Transferor and the Shareholders, proposed (i) annexation, condemnation, eminent domain or similar proceeding affecting, or that may affect, all or any portion of the Owned Real Property, (ii) proceeding to change or redefine the zoning classification of all or any portion of the Owned Real Property, (iii) imposition of any special or other assessments for public betterments or otherwise, (iv) special assessments affecting the Owned Real Property or any portion thereof that are or would be payable by the Transferor or the Shareholder and could result in a Lien against any of the Owned Real Property,
(v) change in any applicable Laws relating to the use, occupation or operation of the Owned Real Property, (vi) tax certiorari proceeding with respect to any Owned Real Property or (vii) changes in road patterns or grades that may adversely affect access to any roads providing a means of ingress or egress from the Owned Real Property.

     (9) In the last 18 months, neither the Transferor nor the Shareholders has received notice from any insurance company or Board of Fire Underwriters (or organization exercising functions similar thereto) or from any mortgagee requesting the performance of any work or alteration in respect of any of the Real Property, and, to the best knowledge (surviving, as provided for in section 12.4(a)) of the Transferor and the Shareholders, there are no outstanding requirements or recommendations from any of the foregoing.

     (10) There has been no material (surviving, as provided for in section 12.4(a)) damage to any portion of the Owned Real Property within the last 24 months caused by fire or other casualty that has not been repaired.

     (11) The Owned Real Property (including all improvements thereon) and the uses to which the Owned Real Property (and all improvements thereon) are put, and all operations conducted thereon, are in compliance with, and are not in default under or in violation of, any building, zoning, land use, public health, public safety, sewage, water or sanitation Law, or any Environmental Law or any covenant, easement, restriction or other agreement, materially (surviving, as provided in section 12.4(a)) affecting the Owned Real Property and no notice of any such default or violation has been received by the Transferor or the Shareholders.

     (12) The Transferor is not a "foreign person" for purposes of section 1445 of the Code.

     5.11 Intellectual Property; Computer Software.
          ----------------------------------------

     (1) Schedule 5.11(a) lists all trademarks, tradenames, patents, and registered copyrights that are owned by the Transferor or any other Person and used by the Transferor in the operations of the Business. There are no pending or, to the best knowledge of the Transferor and the Shareholders, threatened claims by any Person relating to the Transferor's use of any Intellectual Property. To the best knowledge of the Transferor and the Shareholders, the Transferor has such rights of ownership (free and clear of all Liens) of, or such rights by license, lease or other agreement to use (free and clear of all Liens) all Intellectual Property as are necessary to permit the Transferor to conduct its business and the Transferor is not obligated to pay any royalty or similar fee to any Person in connection with the Transferor's use or license of any Intellectual Property.

     (2) To the best knowledge of the Transferor and the Shareholders, the Transferor has such rights of ownership (free and clear of all Liens) of, or such rights by license, lease or other agreement to use (free and clear of all Liens), the computer software programs including, without limitation, application software that are used by the Transferor and that are material (surviving, as provided for in section 12.4(a)) to the conduct of its business as currently conducted, as are necessary to permit the conduct of its business as currently conducted. None of the Transferor's ownership rights or rights to use any of the computer programs referred to above will be adversely affected by any of the transactions contemplated hereby, subject to obtaining the Consents.

     5.12 Title to Acquired Assets; Capital Budget.
          ----------------------------------------

     (1) The Transferor has good and marketable title to the Acquired Assets, including, without limitation, all assets shown on the Financial Statements, free and clear of all Liens, other than (i) Liens, if any, for personal property taxes and assessments not yet due and payable, (ii) inventories sold since the date of the Financial Statements in the ordinary course of business and consistent with past practice and (iii) Liens disclosed in Schedule 5.12(a). At the Closing, the Transferor will have caused each Lien referred to in Schedule 5.12(a) (other than Liens relating to leased equipment, the Line (subject to the terms of section 7.21) and the Owned Real Property as set forth on the title insurance policy extract set forth in Schedule 5.12(a)-I) to have been terminated, and the Transferee will obtain good and marketable title to all of the Acquired Assets free and clear of any and all Liens.

     (2) All items of machinery and, equipment owned or leased by the Transferor and material (surviving, as provided in section 12.4(a)) to the conduct of its business (other than items of inventory) are listed in the detailed fixed assets ledger of the Transferor attached to Schedule 5.12(b) (collectively, the "Personal Property"). To the best knowledge of the Transferor and the Shareholders, the Personal Property conforms in all respects to all requirements of applicable Laws. To the best knowledge of the Transferor and the Shareholders, all of the items of machinery and equipment included within the Personal Property are fully operational and operating in the ordinary course of the Transferor's business, as applicable, are in good operating condition and in a good state of maintenance and repair, are adequate for use in the conduct of the Business as currently conducted, reasonable ordinary course wear and tear excepted.

     (3) Schedule 5.12(c) includes a true, correct and complete capital budget of the Transferor for the fiscal year ending December 31, 1999. Except as set forth in Schedule 5.12(c), no capital expenditures are contemplated by the Transferor for the Business.

     5.13 Material Contracts.
          ------------------

     (1) Schedule 5.13(a) sets forth a true, complete and correct list of every Contract that (i) provides for aggregate future payments by the Transferor or to the Transferor of more than $25,000 and has an unexpired term exceeding six months and may not be canceled upon 60 days notice without any liability, penalty or premium (excluding purchase orders and invoices arising in the ordinary course of business); (ii) was entered into by the Transferor with any Shareholder, or an officer, director or significant employee of the Transferor;
(iii) is a collective bargaining or similar agreement; (iv) guarantees or indemnifies or otherwise causes the Transferor to be liable or otherwise responsible for the obligations or liabilities of another or provides for a charitable contribution by the Transferor; (v) involves an agreement with any bank, finance company or similar organization; (vi) restricts the Transferor or the Business from engaging in any business or activity anywhere in the world;
(vii) is an employment agreement, consulting agreement or similar arrangement with any employee of the Transferor; (viii) involves an agreement or any other Contract providing for payments from the Transferor to any other Person, or by any Person to the Transferor, based on sales, purchases or profits, other than direct payments for goods; or (ix) any other Contract that is material to the rights, properties, assets, business or operations of the Transferor or the Business (the foregoing, collectively, "Material Contracts"). The Transferor has heretofore provided true, complete and correct copies of all Material Contracts to the Transferee.

     (2) Except as set forth in Schedule 5.13(b), (i) to the best knowledge (surviving, as provided for in section 12.4(a)) of the Transferor and the Shareholders, there is not, nor has there been claimed or alleged by any Person with respect to any Material Contract, any existing default, or event that with notice or lapse of time or both would constitute a default or event of default, on the part of the Transferor or, on the part of any other party thereto and
(ii) no consent, approval, authorization or waiver from, or notice to, any Governmental Entity or other Person is required in order to maintain in full force and effect any of the Material Contracts, other than such consents and waivers that have been obtained and are unconditional and in full force and effect and such notices that have been duly given and copies of such consents, waivers and notices have been delivered to the Transferee.

     (3) Except as set forth in Schedule 5.13(c), the Contracts to which the Transferor is a party do not involve the payment by the Transferor thereunder of more than $25,000 per year in the aggregate (excluding purchase orders received from customers in the ordinary course for the sale of products at standard prices) and are not otherwise material, individually or in the aggregate, to such Transferor or the Business.

     5.14 Taxes.
          -----

     (1) The Transferor has elected to be treated as an "S" corporation for federal income Tax purposes at all times since January 1, 1989, and such election is effective for each year thereafter up to and including the Effective Date. Schedule 5.14(a) hereto sets forth each other jurisdiction for which the Transferor has made an "S" election (or similar election), or for which an "S" election (or similar election) is effective, including the date of the election, its effective date, the date of any termination of such election, if any, and the cause of such termination. Except as set forth in Schedule 5.14(a), such election is effective for each year from its effective date up to and including the Closing Date.

     (2) Except as set forth in Schedule 5.14(b):

          (1) to the best knowledge of the Transferor and the Shareholders, the Transferor has (A) duly and timely filed or caused to be filed with the Internal Revenue Service or other applicable Governmental Entity (collectively, "Taxing Authorities") all Tax Returns (as defined below) that are required to be filed by or on behalf of the Transferor or that include or relate to the Acquired Assets or the Business, which Tax Returns are true, correct and complete, and (B) duly and timely paid in full or caused to be paid in full, or recorded a provision for such payment on the books and records of the Transferor in accordance with GAAP for the payment of, all Taxes that are due and payable that could result in a Lien on any Acquired Asset or the Business and has recorded a provision for such payment on the books and records of the Transferor in accordance with GAAP for the payment of all Taxes that are not due and payable;

          (2) the Transferor has duly and timely complied, in all material respects, with all applicable Laws relating to the collection or withholding of Taxes, and the reporting and remittance thereof to the applicable Taxing Authorities;

          (3) no audit, examination, investigation, reassessment or other administrative or court proceeding (collectively, a "Tax Proceeding") is pending or proposed, or to the best knowledge (surviving, as provided in section 12.4(a)) of each of the Transferor and the Shareholders threatened, with regard to any Tax or Tax Return referred to in clause (i) above;

          (4) there is no Lien for any Tax upon any of the Acquired Assets or the Business (other than Liens for real estate taxes not yet due and payable);

          (5) there is no outstanding request for a ruling from any Taxing Authority, closing agreement, (within the meaning of section 7121 of the Code or any analogous provision of applicable Law) relating to any Tax for which the Transferor is or may be liable or with respect to the Transferor's income, assets or business, power of attorney or adjustment related to, or in connection with, any Tax that could result in a Lien on any Acquired Asset or the Business;

          (6) none of the Acquired Assets is "tax-exempt bond financed property" or "tax-exempt use property" within the meaning of section 168(g) or (h), respectively, of the Code or any similar provision of applicable Law;

          (7) none of the Acquired Assets is required to be treated as being owned by any other person pursuant to the "safe harbor" leasing provisions of section 168(f)(8) of the Internal Revenue Code of 1954 as in effect prior to the repeal of those "safe harbor" leasing provisions or any similar provision of applicable Law;

          (8) the Transferor is not, nor has it been, a "United States real property holding corporation" within the meaning of section 897(c)(2) of the Code at any time during the applicable period referred to in section 897(c)(1)(A)(ii) of the Code; and

          (9) the Transferor has not received written notice of any claim made by a Taxing Authority in a jurisdiction where the Transferor has not paid any Tax or filed Tax Returns relating to the Business or any Acquired Asset asserting that the Transferor is or may be subject to Tax in such jurisdiction.

          (10) The Transferor is not required to include any adjustment under
     Section 481 of the Code (or any similar provision of applicable Law) in income for any period ending after the Closing Date. The

     Transferor has not deferred any income to a period after the Closing Date that economically accrued prior to the Closing Date. The Transferor has not accelerated any deduction to a period on or prior to the Closing Date that economically accrues after the Closing Date.

          (11) The Transferor is not a party to any agreement, contract or arrangement that would result, individually or in the aggregate, in the payment of any amount that would not be deductible by reason of Section 162, 280G or 404 of the Code or any comparable provision of applicable Law.

     (3) The Transferor has provided to the Transferee true, complete and correct copies of (i) all Tax Returns relating to, and (ii) all audit reports relating to, each proposed adjustment, if any, made by any Taxing Authority with respect to any taxable period ending after December 31, 1993 any and all Taxes with respect to which a Lien may be imposed on any Acquired Asset or the Business.

     (4) As used herein, (i) "Tax Return" means any return, declaration, report, claim for refund or credit, information return or statement, and any amendment thereto, including without limitation any consolidated, combined or unitary return or other document (including any related or supporting information), filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection, payment, refund or credit of any federal, state, local or foreign Tax or the administration of any Laws relating to any Tax or ERISA, and (ii) "Tax" or "Taxes" means any and all taxes, charges, fees, levies, deficiencies or other assessments of whatever kind or nature including, without limitation, all net income, gross income, profits, gross receipts, excise, real or personal property, sales, ad valorem, withholding, social
                                          ----------
security, retirement, excise, employment, unemployment, minimum, estimated, severance, stamp, property, occupation, environmental, windfall profits, use, service, net worth, payroll, franchise, license, gains, customs, transfer, recording and other taxes, customs duty, fees assessments or charges of any kind whatsoever, imposed by any Taxing Authority, including any liability therefor as a transferee (including without limitation under section 6901 of the Code or any similar provision of applicable Law), as a result of Treasury Regulation Section 1.1502-6 or any similar provision of applicable Law, or as a result of any Tax sharing or similar agreement, together with any interest, penalties or additions to tax relating thereto.

     5.15 Affiliated Party Transactions. As of the Closing Date there will not
          -----------------------------
be included in the Assumed Liabilities any obligation to, or claim against the Business on behalf of, any Shareholder or any Shareholder's immediate family or Persons controlled by or under common control with such Shareholder or such Shareholder's immediate family (collectively, "Affiliates"), and there will not be included in the Acquired Assets any obligation from or claim against any Affiliates.

     5.16 Environmental Matters. Except as set forth in Schedule 5.16, to the
          ---------------------
best knowledge of the Transferor and the Shareholders:

          (1) the Transferor is in compliance with, and the Business has been conducted in material compliance with, all Environmental Laws (as defined below) and Environmental Permits (as defined below);

          (2) no Site (as defined below) is a treatment, storage or disposal facility, as defined in and regulated under the Resource Conservation and Recovery Act, 42 U.S.C.Section 6901 et seq., is on or ever was listed or is
                                         -- ---
     proposed for listing on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.Section 9601 et seq., or on any similar state list of sites requiring
                        -- ---
     investigation or cleanup;

          (3) neither the Transferor nor any Shareholder has received any notice that remains pending or outstanding with respect to its business or any Site from any Governmental Entity or Person alleging that the Transferor is not in material compliance with any Environmental Law;

          (4) there has been no Release (as defined below) of a Hazardous Substance (as defined below) at, from, in, to, on or under any Site and no Hazardous Substances are present in, on, about or migrating to or from any Site that could give rise to an Environmental Claim (as defined below) against the Transferor;

          (5) there are no pending or outstanding corrective actions requested, required or being conducted by any Governmental Entity for the investigation, remediation or cleanup of any Site, and there have been no such corrective actions, whether still pending or otherwise;

          (6) the Business has obtained and holds all necessary Environmental Permits, and those Environmental Permits will remain in full force and effect after the consummation of the transactions contemplated hereby;

          (7) there are no past or pending, or to the best knowledge (surviving, as provided for in section 12.4(a)) of the Transferor and the Shareholders threatened, Environmental Claims against the Transferor or, with respect to the Business, the Transferor, the Acquired Assets or the Shareholders, and neither the Transferor nor any Shareholder is aware of any facts or circumstances which could be expected to form the basis for any Environmental Claim against the Business;

          (8) neither the Transferor, any predecessor of the Transferor, nor any entity previously owned by the Transferor, has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Substance to any off-Site location that could result in an Environmental Claim against the Transferor;

          (9) there are no (i) underground storage tanks, active or abandoned,
     (ii) polychlorinated biphenyl containing equipment, or (iii) asbestos containing material; provided that for purposes of this clause (ix) the "knowledge" qualification set forth about shall survive as provided in section 12.4(a) only to the extent that the representations contained this clause (ix) relate to the Leased Real Property; and

          (10) there have been no environmental investigations, studies, audits, tests, reviews or other analyses (which have been reduced to writing) conducted by, on behalf of, or that are in the possession of the Transferor with respect to any Site or any transportation, handling or disposal of any Hazardous Substance that has not been delivered to the Transferee prior to execution of this agreement.

     (2) As used herein, (i) "Environment" means all air, surface water, groundwater, or land, including land surface or subsurface, including all fish, wildlife, biota and all other natural resources; (ii) "Environmental Claim" means any and all administrative or judicial actions, suits, orders, claims, liens, notices, notices of violations, investigations, complaints, requests for information, or proceedings (written or oral), whether criminal or civil, (collectively, "Claims") pursuant to or relating to any applicable Environmental Law by any person (including, but not limited to, any Governmental Entity, Person and citizens' group) based upon, alleging, asserting, or claiming any actual or potential (x) violation of or liability under any Environmental Law,
(y) violation of any Environmental Permit, or (z) liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, property damage, personal injury, fines, or penalties arising out of, based on, resulting from, or related to the presence, Release, or threatened Release into the Environment, of any Hazardous Substances at any location, including, but not limited to, any off-Site location to which Hazardous Substances or materials containing Hazardous Substances were sent for handling, storage, treatment, or disposal; (iii) "Environmental Law" means any and all Laws relating to the protection of health and the Environment, worker health and safety, and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, or Release of Hazardous Substances, whether now existing or subsequently amended or enacted, and the state analogies thereto, all as amended or superseded from time to time; and any common law doctrine, including, but not limited to, negligence, nuisance, trespass, personal injury, or property damage related to or arising out of the presence, Release, or exposure to a Hazardous Substance; (iv) "Environmental Permit" means any permits, licenses, approvals, consents or authorizations required by any Governmental Entity under or in connection with any Environmental Law; (v) "Hazardous Substance" means petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, lead or lead-containing materials, polychlorinated biphenyls; and any other chemicals, materials, substances or wastes in any amount or concentration which are now included in the definition of "hazardous substances," "hazardous materials," "hazardous wastes," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," "regulated substances," "solid wastes," or "contaminants" or words of similar import, under any Environmental Law; (vi) "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Hazardous Substance into the Environment; and (vii) "Site" means any of the real properties currently or previously owned, leased, used or operated by the Transferor, any predecessors of the Transferor or any entities previously owned by the Transferor, including all soil, subsoil, surface waters and groundwater thereat.

     5.17 No Brokers. Except as set forth in Schedule 5.17, neither the
          ----------
Transferor nor any Shareholder has employed, or otherwise engaged, any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders' fees or other similar fees in connection with the transactions contemplated by this agreement.

     5.18 Receivables. All accounts receivable of the Transferor have arisen,
          -----------
and as of the Closing Date will have arisen, from bona fide transactions in the ordinary course of the Transferor's business consistent with past practice and established in the ordinary course of such Transferor's business consistent with past practice. To the best knowledge of the Transferor and the Shareholders, each of the accounts receivable of the Transferor either has been or will be collected in full, without any set-off other than against reserves established on the December 31, 1998 balance sheet referred to in section 5.5(a), within 90 days after the day on which it first becomes due and payable.

     5.19 Inventories. As reflected on the Financial Statements, the inventories
          -----------
of the Transferor have been valued at the lower of cost (on the first-in, first-out method) or market in accordance with GAAP, consistently applied, and the value of obsolete materials and materials of below standard quality has been written down in accordance with GAAP, consistently applied. Except as reflected in the December 31 Balance Sheet referred to in section 5.5, to the best knowledge of the Transferor and the

Shareholders, the inventories of the Transferor contain no amount of items not saleable or usable within 12 months from the date thereof at normal profit margins consistent with historical sales practices. Except as set forth in
Schedule 5.19, the Transferor is not under any liability or obligation with respect to the return of inventory or merchandise in the possession of wholesalers, distributors, retailers or other customers.

     5.20 Product Claims. To the best knowledge (surviving, as provided for in
          --------------
section 12.4(a)) of the Transferor and the Shareholders, no product liability claim is pending, or threatened, against the Transferor or against any other party with respect to the products of the Business. Schedule 5.20 lists all service and product liability claims seeking damages in excess of $1,000 asserted against the Transferor (or in respect of which the Transferor or any Shareholder has received notice) with respect to the products of the Business or the Transferor during the last five years. Claims not listed in Schedule 5.20 do not aggregate more than $10,000.

     5.21 Warranties and Returns. Schedule 5.21 sets forth a summary of the
          ----------------------
practices and policies followed by the Transferor with respect to warranties and returns of any products manufactured or sold by it, whether such practices are oral or in writing or are deemed to be legally enforceable. Except as set forth in Schedule 5.21, there is not presently, nor has there been since December 31, 1995, any failure or defect in any product sold by the Transferor that has required a general recall or replacement campaign or similar action with respect to such product or a reformulation or change of such product.

     5.22 Assets Utilized in the Business. Except as set forth on Schedule 5.22,
          -------------------------------
the assets, properties and rights owned, leased or licensed by the Transferor or used in connection with the Business, and all the agreements to which the Transferor is a party, constitute all of the properties, assets and agreements which are material to the Transferor in connection with the operation and conduct by the Transferor of the Business as presently conducted. Included in
Schedule 5.22 are all services provided by each Shareholder to the Transferor and all other arrangements involving each Shareholder and the Transferor that are not included in the Acquired Assets.

     5.23 Insurance. Schedule 5.23 contains a complete and correct list of all
          ---------
policies of insurance of any kind or nature covering the Transferor, including policies of life, fire, theft, casualty, product liability, workmen's compensation, business interruption, employee fidelity and other casualty and liability insurance, indicating the type of coverage and the insurer. All such policies (i) are with insurance companies that are financially sound and reputable and are in full force and effect; (ii) are sufficient for compliance with all material (surviving, as provided for in section 12.4(a)) requirements of law and of all applicable material agreements; and (iii) to the best knowledge of the Transferor and the Shareholders, valid, outstanding and enforceable policies. Complete and correct copies of such policies have been made available to the Transferee. All such insurance policies or comparable coverage shall be continued in full force and effect through the Closing Date. Since December 31, 1996, the Transferor has not been denied any insurance coverage which it has requested.

     5.24 Delivery of Documents; Corporate Records. The Transferor has
          ----------------------------------------
heretofore delivered or made available to the Transferee true, correct and complete copies of all documents, instruments, agreements and records referred to in this section 5 or in the Schedules to this agreement and copies of the minute and stock record books of the Transferor.

     5.25 Customers, Suppliers and Distributors. The Transferor has made
          -------------------------------------
available to the Transferee (i) the sales of the Transferor for the fiscal year ended December 31, 1997 and the sales of the Transferor for the twelve months ended December 31, 1998, (ii) the ten customers with the highest dollar volume of purchases from the Transferor during each of those periods indicating the approximate total sales to each of those customers; and (iii) the ten largest suppliers and the ten largest distributors of the Transferor during each of those periods. To the best knowledge of the Transferor and the Shareholders, there has not been any adverse change in the business relationship of the Transferor with any such customer, supplier or distributor, and neither Transferor nor any Shareholder is aware of any threatened loss of any such customer, supplier or distributor.

     5.26 Labor Matters. There are no labor strikes, slow-downs or stoppages or
          -------------
other labor troubles pending or, to the best knowledge (surviving, as provided for in section 12.4(a)) of the Transferor and the Shareholders, threatened with respect to the employees of the Transferor; to the best knowledge (surviving, as provided for in section 12.4(a)) of the Transferor and the Shareholders, no union is currently soliciting the Transferor's employees for representation; there is no collective bargaining agreement binding on the Transferor and there is no agreement which restricts the Transferor from relocating or closing any or all of its businesses or operations; there are no grievances asserted that might have a Material Adverse Effect upon the Transferor's business, or the financial condition or prospects of the Transferor, nor is there pending any arbitration proceeding arising out of or under any labor union agreement; the Transferor has not experienced any work stoppage during the last five years.

     5.27 Bank Accounts. Schedule 5.27 sets forth the names and locations of all
          -------------
banks, depositories and other financial institutions in which the Transferor has an account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto.

     5.28 Directors, Officers and Certain Employees. Schedule 5.28 sets forth a
          -----------------------------------------
complete and correct list of the names, current annual salary, bonus and title, for each director and officer and each other employee of the Transferor who is a party to an employment agreement with the Transferor or who received annual compensation during the Transferor's most recently ended fiscal year, or who is entitled to receive compensation, on an annualized basis, whether or not paid to date, in excess of $50,000. Neither the Transferor nor any Shareholder is aware (surviving, as provided in section 12.4(a)) of any employee in the Transferor's senior management who intends to terminate his or her employment relationship with the Business, either as a result of the transactions contemplated hereby or otherwise. Schedule 5.28 identifies each employee of the Transferor who is a key employee.

     5.29 No Misstatements or Omissions. No representation or warranty by the
          -----------------------------
Transferor or any Shareholder contained in this agreement and no statement contained in any certificate, list, Schedule, Exhibit or other instrument specified or referred to in this agreement, whether heretofore furnished to the Transferee or hereafter furnished to the Transferee pursuant to this agreement, contains or will contain any untrue statement of a material (surviving, as provided for in section 12.4(a)) fact or omits or will omit any material (surviving, as provided for in section 12.4(a)) fact necessary to make the statements contained therein, in light of the circumstances under which it was made, not misleading.

     5.30 Investment Undertaking, Etc. (a) Each Shareholder and the Transferor
          ---------------------------
acknowledges that the shares of Series A Preferred Stock to be issued to the Transferor pursuant to this agreement will be "restricted securities" within the meaning of Rule 144 of the General Rules and Regulations under the Securities Act of 1933 ("Rule 144"). The Transferor is acquiring such shares for the Transferor's own account and not with a view to their distribution within the meaning of section 2(11) of the Securities Act of 1933. The Transferor understands that Rule 144 requires that such shares issued hereunder may not be disposed of for a period of at least one year. Each Shareholder and the Transferor acknowledges that the Transferor understands that it must bear the economic risk of the investment indefinitely because such shares may not be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act of 1933 and applicable state securities laws or an exemption from registration is available.

     6. Representations and Warranties of the Transferee. The Transferee
        ------------------------------------------------
represents and warrants to the Transferor as follows (it being understood that where any such representation is made to the Transferee's "knowledge" or related to matters "known" to the Transferee or of which the Transferee is "aware" or contains words of similar import, such representation shall refer to the actual personal knowledge of the officers and directors of the Transferee and to matters that should have or could have been known to such persons after due inquiry):

     6.1 Organization. The Transferee is a limited liability company duly
         ------------
organized, validly existing and in good standing under the laws of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. MedSource is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as it is now being conducted. The Transferee and MedSource are each duly qualified or licensed to do business as a foreign limited liability company or corporation, as the case may be, and are in good standing in each jurisdiction in which the nature of the business conducted by them makes such qualification or licensing necessary. The Transferee has heretofore delivered to the Transferor true, complete and correct copies of its certificate of formation and limited liability company agreement as currently in effect and true, correct and complete copies of the certificate of incorporation and bylaws of MedSource as currently in effect.

     6.2 Capitalization.
         --------------

     (1) On the date hereof, the authorized capital stock of MedSource consists of 4,000,000 shares of common stock, par value $.01 per share, of which 100 shares are issued and outstanding, and 1,000,000 shares of preferred stock, par value $.01 per share, of which no shares are issued and outstanding.

     (2) On the date hereof, MedSource is the sole member of the Transferee.

     6.3 Authorization; Validity of Agreement. The Transferee and MedSource each
         ------------------------------------
have the requisite limited liability company or corporate power and authority to execute, deliver and perform this agreement and each other agreement executed or to be executed by them pursuant to the terms of this agreement (collectively, the "MedSource Agreements") and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Transferee of this agreement and the other MedSource Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the manager of the Transferee, and no other proceedings on the part of the Transferee are necessary to authorize the execution, delivery and performance of this agreement and the other MedSource agreements to which the Transferee is a party and the consummation of the transactions contemplated hereby and thereby. The execution, delivery and performance by MedSource of the MedSource Agreements to which it is a party and the consummation of the transactions contemplated thereby have been duly and validly authorized by the Board of Directors of MedSource, and no other proceedings on the part of MedSource are necessary to authorize the execution, delivery and performance of the MedSource Agreements to which MedSource is a party and the consummation of the transactions contemplated thereby. This agreement and each other MedSource Agreement to which the Transferee is a party has been duly executed and delivered by the Transferee and, is a valid and binding obligation of the Transferee, enforceable against the Transferee in accordance with their respective terms. Each MedSource Agreement to which MedSource is a party has been duly executed and delivered by MedSource and, is a valid and binding obligation of MedSource, enforceable against MedSource in accordance with their respective terms.

     6.4 No Violations; Consents and Approvals.
         -------------------------------------

     (1) The execution, delivery and performance of this agreement and the MedSource Agreements by the Transferee and MedSource, as the case may be, do not, and the consummation by the Transferee and MedSource of the transactions contemplated hereby and thereby will not, (i) violate any provision of the certificate of formation or limited liability company agreement of the Transferee or the certificate of incorporation or Bylaws of MedSource, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, license, contract, agreement or other instrument to which the Transferee or MedSource is a party or by which the Transferee or MedSource or any of their respective properties or assets may be bound or otherwise subject or (iii) violate any order, writ, judgment, injunction, decree, law, statute, rule or regulation applicable to the Transferee or MedSource or any of their respective properties or assets.

     (2) No filing or registration with, notification to, or authorization, consent or approval of, any Governmental Entity is required in connection with the execution, delivery and performance of this agreement or the other MedSource Agreements by the Transferee or MedSource or the consummation by the Transferee or MedSource of the transactions contemplated hereby and thereby, except filings with the Federal Trade Commission and with the Department of Justice pursuant to the HSR Act (as defined in section 7.14) and filings as may be required under state and federal securities laws to give effect to the registration rights granted under the Registration Rights Agreement (as hereinafter defined).

     6.5 Litigation. There is no Proceeding pending nor, to the best knowledge
         ----------
of the Transferee, is there any investigation or Proceeding threatened, which involves or affects the Transferee or MedSource, by or before any court, Governmental Entity or arbitration panel or any other Person.

     6.6 Shares of Capital Stock. All shares of Series A Preferred Stock to be
         -----------------------
issued to the Transferor pursuant to this agreement, and all shares of Common Stock issuable upon conversion thereof, will be duly authorized and validly issued and shall, upon issuance, be fully paid and nonassessable and, except as set forth in the Stockholder's Agreement, referred to in Section 7.16, will not be subject to any Liens, options, warrants, rights or other encumbrances by third parties.

     6.7 Certain Tax Matters. The transactions described in this agreement are
         -------------------
an integral part of a single, integrated transaction in which the Transferee is acquiring certain property in exchange for cash and stock of MedSource representing "control" of MedSource within the meaning of section 368(c) of the Code.

     7. Other Agreements of the Parties.

     7.1 Conduct of Business. During the period from the date hereof (or
         -------------------
earlier, as set forth below) through the Closing Date, the Transferor shall, and the Shareholders shall cause the Transferor to, conduct its business in the ordinary course, consistent with past practice. Without limiting the generality of, and in addition to, the foregoing, prior to the Closing Date, except as the Transferee may otherwise consent to in writing, the Transferor shall not, and the Shareholders shall cause the Transferor not to:

          (1) amend its certificate of incorporation or bylaws;

          (2) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities;

          (3) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) to any stockholder or otherwise in respect of its capital stock or redeem or otherwise acquire any of its securities, or make any payments or distributions to or on behalf of any of the Shareholders, any of the Shareholders' Affiliates, any Person (other than institutional bank lenders) to which the Transferor has any liability (other than trade accounts payable and other liabilities incurred in the ordinary course of business and liabilities incurred in connection with this agreement, subject to the other provisions of this section 7) or any officer or director of the Company, except:

               (1) employment compensation at the weekly rate of $10,000 for Ronald Porter and David E. Porter, commencing January 1, 1999, and employment compensation for each of the Shareholders for any prior period, to the extent not previously paid, at the applicable annual rates in effect on January 1, 1998,

               (2) as to all other employees of the Transferor, compensation at the applicable annual rates in effect on January 1, 1998 plus raises to be given in the ordinary course of business and consistent with past practice,

               (3) amounts due to Affiliates of the Transferor for rental of equipment and royalties paid in connection with Intellectual Property used by the Business, in each case in annualized amounts not to exceed payments made or accrued in the year ended December 31, 1997 as fully described in Schedule 7.1(iii), and

               (4) the Transferor may incur and pay, prior to the Closing, the reasonable fees and expenses of the attorneys and accountants retained to represent the Transferor and the Shareholders in connection with this agreement and the transactions contemplated hereby; provided that all such amounts shall be paid prior to the Closing and shall not be Assumed Liabilities.

          (4) (A) incur or assume any indebtedness or Institutional Indebtedness other than (x) trade payables incurred in the ordinary course of business and (y) draws on the Line in an aggregate amount not exceeding $25,000; (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any obligations of any other Person; or (C) make any loans, advances or capital contributions to, or investments in, any other Person (other than loans or advances to employees in the ordinary course of business in accordance with past practices);

          (5) enter into, adopt or amend any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements of or for the benefit or welfare of any employee, or increase in any manner the compensation or fringe benefits of any employee or pay any benefit not required by any existing plan and arrangement (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units);

          (6) acquire, sell, lease, transfer or dispose of any of its properties or assets except in the ordinary course of business and consistent with past practice or enter into any material commitment or transaction;

          (7) except as may be required by law, take any action to terminate or materially amend any of its employee benefit plans with respect to or for the benefit of employees;

          (8) modify any policy or procedure with respect to credit to customers or collection of receivables;

          (9) pay, discharge or satisfy before it is due any claim or liability of the Transferor, or fail to pay any such item in a timely manner given the Transferor's prior practices;

          (10) cancel any debts or waive any claims or rights of substantial value;

          (11) except to the extent required by applicable law, change any accounting principle or method or make any election for purposes of foreign, federal, state or local income Taxes;

          (12) take or suffer any action that would result in the creation, or consent to the imposition, of any Lien on any of the properties or assets of the Transferor;

          (13) make or incur any capital expenditure, lease or commitment for additions to property, plant, equipment or other capital assets in excess of a maximum aggregate amount of $50,000;

          (14) except in the ordinary course of business consistent with past practice, amend, waive, surrender or terminate or agree to the amendment, waiver, surrender or termination of any Material Contract, Lease or Approval;

          (15) except in the ordinary course of business consistent with past practice, exercise any right or option under any Lease or extend or renew any Material Contract or Lease; or

          (16) enter into any Contract to do, or take, or agree in writing or otherwise to take or consent to, any of the foregoing actions.

     7.2 Access and Information. From the date hereof until the Closing Date,
         ----------------------
the Shareholders shall cause the Transferor to, and the Transferor shall, and shall cause each of the Transferor's officers, directors, employees, agents, accountants and counsel to, upon reasonable notice, (i) afford the officers, employees and authorized agents, accountants, counsel and representatives of the Transferee reasonable access, during normal business hours, to (A) the offices, properties, plants, other facilities, books,

Contracts and records of the Transferor and any records concerning the Transferor maintained and accumulated by its representatives, (B) the properties of the Transferor in order that the Transferee or its agents may conduct physical testing of the environmental quality and structural soundness of the Owned Real Property, and (C) those officers, directors, employees, agents, accountants and counsel of the Transferor who have any knowledge relating to the Transferor or the Acquired Assets, and (ii) furnish to the officers, employees and authorized agents, accountants, counsel and representatives of the Transferee such additional financial and operating data and other information regarding the Acquired Assets (including, without limitation, any Contracts, licenses and patents in effect as of the date hereof and any Contracts or licenses being negotiated or entered into between the date hereof and the Closing Date), properties and goodwill of the Transferor as the Transferee may from time to time reasonably request. The Transferee shall not contact the customers, vendors or employees of the Transferor without the Transferor's prior consent.

     7.3 Tax Returns; Taxes.
         ------------------

     (1) Through and including the Closing Date, the Transferor shall not take or fail to take any action and no Shareholder shall take or fail to take any action or permit the Transferor to take or fail to take any action, that could result in the termination of any "S" corporation election (or similar election) of the Transferor. The Transferor and the Shareholders shall (A) duly and timely file or cause to be filed with the applicable Taxing Authorities all Tax Returns that are required to be filed by or on behalf of the Transferor or that include or relate to any Acquired Asset or the Business, which such Tax Returns shall be true, correct and complete, and (B) duly and timely pay in full or cause to be paid in full all Taxes that are due and payable on or before the Closing Date or that could result in a Lien on any Acquired Asset or the Business (except for real estate Taxes not yet due and payable) and shall record a provision on the books and records of the Transferor in accordance with GAAP for the payment of all such Taxes that are not due and payable on or before the Closing Date. The Transferor shall, and the Shareholders shall cause the Transferor to, provide to the Transferee true, complete and correct copies of such Tax Returns and all correspondence, reports and documents relating to any Tax Proceeding with respect thereto. The Transferor shall, and the Shareholders shall cause the Transferor to, duly and timely comply with all applicable Laws relating to the collection or withholding of Taxes and the reporting and remittance thereof to the applicable Taxing Authorities.

     (2) The Transferor and the Shareholders shall indemnify MedSource, the Transferee and its Affiliates (collectively, the "Taxpayer"), and hold the Taxpayer harmless, on an after-Tax basis, from and against any (i) Taxes of the Transferor or relating to an Acquired Asset with respect to any period on or before the Closing Date for which the Taxpayer is or may be liable, (ii) the effect, if any, on the Taxpayer in any period that ends after the Closing Date of an adjustment relating to the Transferor's Tax, Tax Returns or an Acquired Asset with respect to a period on or before the Closing Date and (iii) fees and expenses (including, without limitation, reasonable attorneys' fees) incurred by the Transferee or its Affiliates in connection therewith or in enforcing its rights or collecting any amounts due hereunder. This indemnity shall apply notwithstanding any investigation made by MedSource, the Transferee in connection with the transactions contemplated by this agreement or, its receipt, examination, filing of or commenting on any Tax Return, and shall be separate and independent of any other indemnity between the parties hereto.

     (3) MedSource or the Transferee shall promptly forward to the Shareholders a copy of all written communications from any Governmental Authority received by the Taxpayer relating to any period on or before the Closing Date. The Shareholders shall promptly forward to the Transferee a copy of all written communications from any Governmental Authority received by the Transferor or any Shareholder relating to any period on or before the Closing Date for which the Taxpayer is or may be liable.

     (4) Any Taxes for a period which includes but does not end on the Closing Date shall be allocated between the period before the Closing Date and the balance of the period in accordance with this section 7.3(d). To the extent permitted under applicable Law, the parties shall elect to treat the Tax period as ending at the close of business on the Closing Date. Where applicable Law does not permit such an election to be made, the taxable income or other Tax base for the entire period shall be allocated between the period on or before the Closing Date and the balance of the period on the basis of an interim closing of the books at the close of the Closing Date, except that exemptions, allocations and deductions calculated on an annual basis shall be apportioned on the basis of the relative number of days in the period on or before the Closing Date and in the balance of the period. Notwithstanding the foregoing, any real estate or personal property Taxes shall be allocated on the basis of the relative number of days in the period on or before the Closing Date and in the balance of the applicable period.

     7.4 Notice of Developments. Prior to the Closing Date and promptly upon
         ----------------------
becoming aware of same, the Transferor shall promptly notify the Transferee in writing of (i) any material breach of a representation or warranty or covenant of the Transferor in this agreement or any representation or warranty of the Transferor in this agreement that is untrue or incorrect in any material respect, and (ii) all other material developments affecting the Acquired Assets, liabilities, Business, financial condition, operations, results of operations, customer or supplier relations, employee relations, projections or prospects of the Transferor that result in a Material Adverse Effect.

     7.5 Non-Disclosure of Confidential Information. From and after the date
         ------------------------------------------
hereof, the Transferor and the Shareholders agree not to divulge, communicate, use to the detriment of the Transferee or for the benefit of any other Person, or misuse in any way, any confidential information or trade secrets included in or relating to the Acquired Assets including, without limitation, personnel information, secret processes, know-how, customer lists or other technical data except (i) as appropriate in the exercise of reasonable business judgment to operate the Business, (ii) when such information becomes generally known to the public or third parties, or (iii) information that is required to be and is actually disclosed by operation of law or court order.

     7.6 No Solicitation of Employees, Suppliers or Customers. Neither the
         ----------------------------------------------------
Transferor nor any Shareholder shall, and neither shall permit any Affiliate of the Transferor or any Shareholder to, from and after the Closing Date, and for a period of three years thereafter, directly or indirectly, for itself or on behalf of any other Person, employ, engage or retain any Person who, at any time during the 12-month period preceding the Closing and the three-year period thereafter, shall have been an employee of the Transferor, or contact any supplier, customer or employee of the Transferee for the purpose of soliciting or diverting any such supplier, customer or employee from the Transferee.

     7.7 Non-Competition.
         ---------------

     (1) Until the third anniversary of the Closing Date, neither the Transferor nor any Shareholder shall, anywhere in North America or Europe, directly or indirectly, alone or in association with any other Person, firm, corporation or other business organization (i) acquire or own in any manner, any interest in any Person that is engaged in any facet of the Business, (ii) engage in any facet of the Business or compete in any way with the Business, (iii) be employed in any capacity by, serve as an employee of, or consultant or advisor to, or otherwise participate in the management or operation of, any Person that (x) engages in any facet of the Business, or (y) competes with the Business in any way; provided, however, that notwithstanding the foregoing, so long as any of the Shareholders is employed by the Transferee or any Affiliate of the Transferee, the Transferor, the Shareholders and the Affiliates of the foregoing (collectively and not individually) may own up to 2% of the voting securities of any publicly-traded company. In the case of any Shareholder who becomes an employee of the Transferee or any affiliate of the Transferee contemporaneously with the Closing, in the event that such Shareholder (i) ceases to be employed by the Transferee or any affiliate of the Transferee, and (ii) ceases to receive compensation at the rate provided in the applicable employment agreement, then such Shareholder or any Affiliate thereof (collectively and not individually) may own up to 50% of the voting securities of any Person that is not directly competing with the Business at the time of such investment and that has no current plans to be directly competitive with the Business. Subject to the first sentence of this section 7.7(a), in the case of any other Shareholder, such Shareholder or any Affiliate thereof (collectively and not individually) may own up to 50% of the voting securities of any Person that is not directly competing with the Business at the time of such investment and that has no current plans to be directly competitive with the Business. The Shareholder or Shareholders making any such investment shall notify the Transferee in writing in advance of such proposed investment and the Transferee shall respond within

30 days as to whether the Transferee believes the entity being invested in is in a business that is directly competitive with the Business.

     (2) The parties hereto intend that the covenant contained in section 7.7(a) shall be construed as a series of separate covenants, one for each state or country specified. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in section 7.7(a) above. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in section 7.7(a), then such unenforceable covenant shall be deemed reduced in scope or, if necessary, eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

     (3) The Transferor and each of the Shareholders acknowledge that the provisions of this section 7.7, and the period of time, geographic area and scope and type of restrictions on its activities set forth herein, are reasonable and necessary for the protection of the Transferee and are an essential inducement to the Transferee's entering into the Transaction Documents to which it is a party and consummating the transactions contemplated thereby.

     7.8 Public Statements. From and after the date hereof and until the Closing
         -----------------
Date, none of the Transferee, MedSource, the Shareholders nor the Transferor shall, or permit any Affiliate thereof to, either make, issue or release any press release or any oral or written public announcement or statement concerning or with respect to, or acknowledgment of the existence of, or reveal the terms, conditions and status of, the Transaction Documents or the transactions contemplated thereby, without the prior written consent of each of the other parties hereto (which consent shall not be unreasonably withheld or delayed), unless such announcement is required by Law or a Governmental Authority, in which case the other parties shall be given notice of such requirement prior to such announcement and the parties shall consult with each other as to the scope and substance of such disclosure.

     7.9 Other Actions. Each of the parties hereto shall use all reasonable
         -------------
efforts to (i) take, or cause to be taken, all actions, (ii) do, or cause to be done, all things, and (iii) execute and deliver all such documents, instruments and other papers, as in each case may be necessary, proper or advisable under applicable Laws, or reasonably required in order to carry out the terms and provisions of this agreement and to consummate and make effective the transactions contemplated hereby.

     7.10 Change of Name. Simultaneously with the Closing, the Transferor shall
          --------------
take such action necessary to change its name to a name that does not include the word "Portlyn."

     7.11 Cooperation on Taxes. Each of the Transferor and the Transferee shall
          --------------------
cooperate with each other by executing or causing to be executed any reasonably required documents and by making available to the other, all books and records reasonably relating to the Acquired Assets or the Business (including work papers, records and notes of any kind) at all reasonable times, for the purpose of allowing the appropriate party, at its expense, to complete its Tax Returns, respond to, defend or prosecute any Tax Proceeding, make any determination required under this agreement (including, but not limited to, determinations as to which period any asserted Tax liability is attributable) and verify issues and for other legitimate purposes as the Transferee shall reasonably permit. Each of the Transferor, Transferee and the Shareholders shall not take any action that would prevent the transaction described in this agreement from being treated for federal income tax purposes as a transfer to which Section 351 of the Code applies.

     7.12 Employees.
          ---------

     (1) The Transferee shall offer employment effective as of the Closing to all employees of the Transferor, other than those employees on leave of absence due to long-term disability (all such employees who accept such offer of employment being the "Transferred Employees"). The Transferee shall consult with the Transferor on the approach and timing for this offer of employment. The Transferee shall assume responsibility with respect to accrued vacation and payroll obligations to Transferred Employees in accordance with the Transferor's policies relating thereto as previously delivered to the Transferee. The Transferor and the Shareholders shall cooperate with the Transferee and use its reasonable best efforts in assisting the Transferor in retaining the key employees of the Transferor identified as such on Schedule 5.28 as requested by the Transferee.

     (2) Subject to the terms and conditions of this section 7.12, from and after the Closing, the Transferee shall provide the Transferred Employees with terms and conditions of employment including, without limitation, salaries, hourly wages, employee benefits and other perquisites, that are reasonably agreeable to the Transferee and to the Transferor. The Transferee shall, between the date of the execution of this agreement and the Closing Date, establish insurance or other arrangements through which the employee benefits and other perquisites to be provided by the Transferee to Transferred Employees may be provided commencing as of the Closing Date, and the Shareholders and Transferor shall lend such cooperation as the Transferee may reasonably request in connection with such efforts.

     (3) The Transferee shall not be responsible for any payments, expenses and costs paid or required to be paid in connection with the employment or termination of employment of any employees of the Transferor who do not become Transferred Employees.

     (4) The Transferor shall be responsible for grievances or EEOC Claims of Transferred Employees to the extent relating to their employment by the Transferor including, without limitation, any such grievances or EEOC.

     (5) The Transferor should be responsible for claims relating to employment by the Transferor prior to the Closing filed before state or local authorities for which payment has not been made prior to the Closing, including without limitation, all amounts due with respect thereto, including without limitation the payment of any amounts in the nature of back pay or employee compensation, and any state or federal taxes in connection with such back pay or employee compensation. Handling of such grievances and EEOC Claims shall be at the Transferor's cost and expense. The Transferee shall have sole responsibility and liability for any EEOC Claims of Transferred Employees that relate to their employment with Transferee.

     (6) Nothing in this section 7.12 shall limit the at will nature of the employment of the Transferred Employees or the right of the Transferee to alter or terminate any employee benefit plan.

     (7) The Transferee shall assume the Company's 401(k) Plan and Trust, but only to the extent provided in Exhibit 7.12(g) (the "Plan Assumption").

     7.13 Consents; Releases. Prior to and through the Closing Date, the
          ------------------
Transferor and the Shareholders shall use its best efforts without incurring any unreasonable expense to cause the Transferor to obtain all Consents. At or prior to the Closing, the Shareholders and the Transferor shall cause the Business and the Acquired Assets to be released from all liabilities, liens or other obligations not constituting an Assumed Liability, a schedule of which is set forth on Schedule 7.13 attached hereto.

     7.14 HSR Filings. In addition to and without limiting the agreements of the
          -----------
parties contained in section 7.13, the Transferor, the Shareholders and the Transferee will, at the Transferee's expense, promptly take all actions necessary to make the filings required of them or any of their Affiliates, and shall promptly cooperate with the other party with regard to any filing required by the other party, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), and shall use all reasonable commercial efforts, and cooperate with each other, to promptly comply with any request for additional information in connection therewith.

     7.15 Employment Agreement. At the Closing, the Transferee and David E.
          --------------------
Porter will enter into an employment agreement in the form of Exhibit 7.15A (the "David E. Porter Employment Agreement").

     7.16 Stockholders Agreement and Registration Rights Agreement. At the
          --------------------------------------------------------
Closing, the Transferee and the Transferor shall enter into a shareholders agreement in the form of Exhibit 7.16A (the "Stockholders Agreement") and a registration rights agreement in the form of Exhibit 7.16B (the "Registration Rights Agreement").

     7.17 Exclusivity. From and after the date hereof and unless and until this
          -----------
agreement is terminated as provided in section 10, neither the Transferor nor any Shareholder shall, and neither shall knowingly permit the Transferor or any of their respective Affiliates, officers, directors, employees, agents or representatives, directly or indirectly, to encourage, solicit, initiate or participate in discussions or negotiations with, provide any information to, receive any proposals or offers from, or enter into any agreement with, any third party, in each case other than the Transferee, that involves the sale, joint venture or the other disposition of all or any portion of the Transferor, the Acquired Assets or the Business or any merger, consolidation, recapitalization or other business combination of any kind involving the Transferor. If the Transferor or any Shareholder receives or becomes aware of any such offer or proposed offer, the Transferor or such Shareholder, as the case may be, shall promptly notify the Transferee.

     7.18 Equipment, Intellectual Property and Other Assets. Prior to the
          -------------------------------------------------
Closing Date, the Shareholders shall take all steps necessary to contribute all equipment, intellectual property and other assets owned by any Shareholder or any Affiliate of any Shareholder that is used or usable in connection with the Business. Any consideration paid in such transactions shall be deducted from the Cash Amount.

     7.19 Interests in Real Property.
          --------------------------

     (1) At the Closing, the Shareholders shall cause the Transferor to obtain, and the Transferor shall obtain, the following documents with respect to the transfer of interests in the Real Property:

          (1) a warranty deed (the "Deed") in the form attached hereto as
     Exhibit 7.20(a);

          (2) the Deed shall be in recordable form. The Deed shall have affixed thereto any requisite surtax and documentary tax stamps, in proper amount, affixed and with the costs shared equally between the Transferor and the Transferee. At the Closing, the Transferor shall pay the appropriate tax collecting agency all taxes and charges in connection with the sale and transfer of the Real Property by the Transferor to the Transferee and the recording of the Deed;

          (3) (A) true and complete material maintenance records for the Real Property; (B) a validly issued permanent certificate of occupancy for each of the buildings comprising a part of the Real Property; (C) all original licenses and permits, authorizations and

     Approvals pertaining to the Real Property; and (D) all guarantees and warranties which the Company has received in connection with any work or services performed or equipment installed in the aforementioned buildings and all improvements erected on the Real Property;

          (4) such affidavits, indemnities and information as the Transferee's title insurance company shall reasonably require in order to issue policies of title insurance in the form required by this agreement;

          (5) to the extent available, a set of plans and specifications of the buildings and all improvements comprising a part of the Real Property; and

          (6) assignments, each in the form attached hereto as Exhibit 7.20(a)B (collectively, the "Assignments", individually, "Assignment"), of each of the Leases (including, without limitation, any security interests/pledge liens created thereby), collateral guarantees and all security deposits made thereunder, containing a covenant of good title and the Transferor's representation and warranty that (i) there have been no prior assignments of the leases, (ii) such Leases are in full force and effect and enforceable against the Transferor and, to the best knowledge of the Transferor, each other party thereto, in accordance with their terms, and
     (iii) the Transferor's leasehold interest is not subject to any liens, security interests or adverse claims.

     (2) The following are to be apportioned between the parties as of and on the Closing Date:

          (1) ad valorem, real estate and personal property taxes, water charges, and sewer rents; and

          (2) utilities, including telephone, steam, propane, electricity and gas.

     7.20 Accounts Receivable. Before Closing, Transferor has and will since
          -------------------
January 1, 1999 collect the accounts receivable in the ordinary course of its business consistent with past practice and has not and will not accelerate or otherwise alter its collection practices. After the Closing it shall be the Transferee's responsibility to collect the accounts receivable sold hereunder. The Transferor shall permit the Transferee to collect, in the name of the Transferor, all accounts receivable constituting part of the Acquired Assets and to endorse with the name of the Transferor for deposit in the Transferee's account any checks or drafts received in payment thereof. The Transferor shall take any and all steps reasonably requested by the Transferee, at the Transferee's expense, to effectuate the intent of the preceding sentence. The Transferor shall promptly turn over to the Transferee any cash, checks or other property that it may receive after the Closing in respect of any receivable constituting part of the Acquired Assets.

     7.21 Repayment of Institutional Indebtedness. At the Closing, the
          ---------------------------------------
Transferee intends to repay the entire amount of Institutional Indebtedness of the Transferor. The Transferor shall, and the Shareholders shall cause the Transferor to, remain current with respect to all interest and other payments with respect to the Institutional Indebtedness, including but not limited to the Line. At the Closing, the Transferor and the Shareholders shall cause the holders of the Institutional Indebtedness to execute and deliver a payoff letter in form and substance reasonably acceptable to the Transferee, UCC-3 termination statements with respect to any security interest filings by or on behalf of such holders (to the extent reasonably obtainable at the Closing and, if not then obtainable, as soon thereafter as practicable) and any other customary and reasonable documents and instruments in connection with, or to evidence, the repayment of the Institutional Indebtedness (the "Payoff Documents").

     7.22 Product Liability Insurance. For a period of at least five years
          ---------------------------
commencing on the Closing Date, MedSource or the Transferee shall provide "tail" product liability insurance covering the Transferor and the Shareholders for the period from March 15, 1989 through at least the Closing Date on a "claims made" basis covering claims reported after the Closing Date but manifested after March 15, 1989, which obligation to provide such insurance may be satisfied under the insurance policies of MedSource or the Transferee generally covering MedSource and its affiliates.

     7.23 Year 2000.
          ---------

     (a) Transferor has developed a plan, which plan shall be described in writing and delivered to the Transferee as soon as practicable following the date hereof, for confirming that its computers, phone systems and plant equipment will not experience malfunctions associated with the so-called "Year 2000 Computer Problem". The Transferor is currently working on such plan and agrees to continue to comply with the plan. The Transferor is unable to ensure that no computer malfunctions stemming from the "Y2K Problem" will occur in the future. Accordingly, any damages, costs, fees and expenses relating to the Y2K Problem and arising after the Closing shall be borne as follows, (i) the first $50,000 of such damages shall be borne by the Transferee, (ii) the second $50,000 of such damages shall be borne jointly and severally by the Transferor and the Shareholders and (iii) the balance of such damages shall be borne by the Transferee. Any such amounts paid by the Transferee shall not be counted against the $250,000 "indemnity basket" set forth in section 12.4(a), and any such amounts paid by the Transferor or the Shareholders shall be counted against the $1,000,000 indemnity maximum set forth in section 12.4(d).

     (b) Any payments by the Transferor and/or the Shareholders pursuant to section 7.23(b)(ii) above shall be satisfied by the delivery by the Transferor or the Shareholders, as applicable, of the amount of such payment in the form of either at the option of the paying party, (i) shares of Series A Preferred Stock, free and clear of all Liens (except as are created under the Stockholder Agreement), valued for such purposes at the fair market value, (ii) shares of MedSource Common Stock, free and clear of all Liens (except as are created under the Stockholder Agreement), valued for such purposes at the fair market value or
(iii) cash.

     7.24 Alternative Business Location. In the event the Transferee relocates
          -----------------------------
the Business at any time within the seven-year period after the Closing to any location, the Transferee shall offer to purchase the approximately five-acre real property owned by Ronald Porter or his heirs, legatees, beneficiaries or legal representatives (the "Seller") and located at Lexington Drive, O'Shea Industrial Park, Laconia, New Hampshire, for a purchase price of $190,000 plus reasonable closing costs of the Seller (including the reasonable fees and disbursements of legal counsel not to exceed $10,000). The Seller shall deliver good and marketable title, and shall consummate the closing, within 120 days after the Transferee makes the foregoing offer. The sale shall be on such other terms as are reasonable and customary.

     8. Conditions Precedent to the Closing

     8.1 Conditions Precedent to the Transferee's Obligations to Close. The
         -------------------------------------------------------------
obligation of the Transferee to enter into this agreement and to consummate the transactions contemplated hereby is subject to the satisfaction prior to or on the Closing Date of each of the following conditions; provided, however, that the Transferee shall have the right to waive all or any part of each such condition and to close the transactions contemplated hereby without, however, releasing the Transferor or any Shareholder from any covenant, obligation, agreement or condition contained herein or from any liability for any loss or damage sustained by the Transferee by reason of the breach by the Transferor or any Shareholder of any covenant, obligation, agreement or condition contained herein or by reason of any misrepresentation made by the Transferor or any Shareholder; and provided further, however, that the Transferee's participation in the Closing shall not in any way be deemed to be a waiver of any claim it may have hereunder for any breach of any representation, warranty, covenant or agreement:

     (1) The representations and warranties of the Transferor and the Shareholders contained in this agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if made on the Closing Date, except for such representations and warranties as are made as of a specific date, which shall be true and correct in all material respects as of such date.

     (2) The covenants and agreements of the Transferor and the Shareholders contained in this agreement and required to be complied with or performed on or prior to the Closing Date shall have been complied with or performed in all material respects.

     (3) The Transferee shall have received (i) a certificate dated the Closing Date and executed by an executive officer of the Transferor, and (ii) a certificate dated the Closing Date and executed by each of the Shareholders, in each case certifying the satisfaction of the conditions referred to in sections 8.1(a) and (b).

     (4) The Transferee shall have received, each in form and substance reasonably satisfactory to the Transferee, all estoppel certificates and releases from, and shall have delivered all notices to, any Governmental Entity or other Person that is required for the consummation of the transactions contemplated hereby and for the Transferee to conduct and operate the Business, which estoppel certificates and notices are listed on Schedule 5.4(b) attached hereto and which releases are listed on Schedule 7.13. The Transferee also shall have received all Consents, including without limitation the consents (the "Lease Consents") executed by the respective landlords under each of the Leases consenting to the assignment of the Leases to the Transferee.

     (5) No event or events shall have occurred between the date hereof and the Closing Date that, individually or in the aggregate, have, or are reasonably likely to have, a material adverse effect on the Acquired Assets or the Business.

     (6) The Transferee shall have received a certificate of the Transferor (the "Transferor Secretary's Certificate") certifying the resolutions duly and validly adopted by the Board of Directors and the Shareholders of the Transferor, its authorization of the execution and delivery of this agreement and the other Transaction Documents to which the Transferor is a party and the consummation of the transactions contemplated hereby and thereby, and the names and signatures of the officers of the Transferor authorized to sign this agreement and the other Transaction Documents.

     (7) The Transferee shall have received all such documents and instruments including, without limitation, such deeds of transfer and title reports with respect to the transfer of all legal rights in the Real Property.

     (8) The Transferee shall have received at the Transferee's expense, an owner's policy of title insurance with respect to the Real Property (or a marked-up and signed title commitment if the policy of insurance is not customarily issued on the Closing Date in one or more of the relevant locales), issued on the date of Closing by a title insurance company acceptable to counsel for Transferee. Such title insurance policy shall be in an amount designated by Transferee, based upon the appraisal used by the Transferor and the Transferee to value assets and subject to the approval of Transferee's lenders, and shall insure the Transferee's ownership of fee title to the Real Property and to all buildings, structures and improvements located thereon, free and clear of all Liens. At Transferee's sole option and expense, each such policy shall include an ALTA-9 comprehensive endorsement. Such title insurance policy shall otherwise be in form reasonably satisfactory to counsel to Transferee.

     (9) The form and substance of all certificates, transfer documents, title reports, property surveys, deeds, opinions, consents, instruments, and other documents delivered to the Transferee under this agreement shall be satisfactory in all reasonable respects to the Transferee and its counsel.

     (10) The Transferee shall have received from Cleveland, Waters and Bass, P.A., counsel for the Transferor and the Shareholders, an opinion dated the Closing Date in the form of Exhibit 8.1A attached hereto.

     (11) The Transferee shall have received from the Transferor at the Closing a certificate of non-foreign status, in the form required by section 1445 of the Code and the regulations thereunder.

     (12) The Transferee shall have received, at the Transferee's expense, a copy of a Phase I and Phase II Environmental Report relating to the Real Property that shall be satisfactory in the sole judgment of the Transferee.

     (13) The Transferee shall have received, at the Transferee's expense, a copy of an inspection report prepared by a structural and mechanical engineering firm relating to the Real Property that shall be satisfactory in the sole judgment of the Transferee.

     (14) The Transferee shall have received, at the Transferee's expense, a current survey of each parcel of Owned Real Property, in each case prepared in insurable form in accordance with standards applicable to registered and licensed land surveyors making surveys in the states in which such parcels are located and in accordance with the further provisions of this section. Transferee shall deliver to Transferor copies of each survey promptly following receipt of same. Each such survey shall be certified to Transferee and shall show (i) the absence of any title defect materially affecting the use of the Owned Real Property or its value; (ii) the fact that no portion of the Real Property is located in a special flood hazard area designated by Federal governmental authorities; (iii) the location of all easements burdening such parcel and the absence of any encroachment by any Improvement onto the area of any such easement, and (iv) unrestricted access from such parcel to a public street at and over the driveways and accessways currently being used in connection with the operation of such parcel. Each such survey shall otherwise be in form and shall reveal a state of facts reasonably satisfactory to counsel for Transferee.

     (15) The Transferee shall have received all such documents and instruments including, without limitation, such deeds of transfer and title reports with respect to the transfer of all legal rights in the real property to be transferred pursuant to this agreement.

     (16) The Transferee shall have received a Bill of Sale, Assignment and Assumption Agreement, in the form of Exhibit 8.1B (the "Bill of Sale, Assignment and Assumption Agreement") attached hereto, duly executed by the Transferor.

     (17) Any waiting period applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated and no notice shall have been received by any party from any Governmental Entity of any pending or threatened investigation or providing concerning the acquisitions.

     (18) There shall be no order, decree or injunction of a court of competent jurisdiction or other Governmental Entity that prevents the consummation of the transactions contemplated by this agreement or Proceeding that threatens to prevent such transactions.

     (19) The relationship of the Transferor with each of its significant customers and with all of its customers, taken as a whole, shall be reasonably satisfactory to the Transferee.

     8.2 Conditions Precedent to the Transferor's Obligations to Close. The
         -------------------------------------------------------------
obligation of the Transferor to consummate the transactions contemplated hereby is subject to the satisfaction prior to or on the Closing Date of each of the following conditions; provided, however, that the Transferor shall have the right to waive all or any part of each such condition, and to close the transactions contemplated hereby without, however, releasing the Transferee from any covenant, obligation, agreement or condition contained herein or from any liability for any loss or damage sustained by the Transferor by reason of the breach by the Transferee of any covenant, obligation, agreement or condition contained herein, by reason of any misrepresentation made by the Transferee; and provided further, however, that the Transferor's participation in the Closing shall not in any way be deemed to be a waiver of any claim it may have hereunder for any breach of any representation, warranty, covenant or agreement:

     (1) The representations and warranties of the Transferee contained in this agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of a specific date, which shall be true and correct in all material respects as of such date.

     (2) The covenants and agreements contained in this agreement to be complied with by the Transferee on or before the Closing Date shall have been complied with in all material respects.

     (3) The Transferor shall have received a certificate dated the Closing Date and executed by an officer of the Transferee, certifying to the satisfaction of the conditions referred to in sections 8.2(a) and (b).

     (4) The Transferor shall have received a certificate of the Secretary of the Transferee (the "Transferee Secretary's Certificate") certifying the resolutions duly and validly adopted by the Transferee evidencing its authorization of the execution and delivery of this agreement and the other Transaction Documents to which the Transferee is a party and the consummation of the transactions contemplated hereby and thereby, and the names and signatures of the officers of the Transferee authorized to sign this agreement and the other Transaction Documents to be delivered hereunder.

     (5) The Transferor shall have received a certificate of the Secretary of MedSource (the "MedSource Secretary's Certificate") certifying the resolutions duly and validly adopted by MedSource evidencing its authorization of the execution and delivery of this agreement and the other Transaction Documents to which MedSource is a party and the consummation of the transactions contemplated hereby and thereby, and the names and signatures of the officers of MedSource authorized to sign this agreement and the other Transaction Documents to be delivered hereunder.

     (6) The form and substance of all certificates, opinions, consents, instruments and other documents delivered to the Transferor under this agreement shall be satisfactory in all reasonable respects to the Transferor and its counsel.

     (7) The Transferor shall have received from Parker Chapin Flattau & Klimpl, LLP, counsel for the Transferee, an opinion dated the Closing Date in the form of Exhibit 8.2A attached hereto.

     (8) No Law shall be in effect which prohibits any party hereto from consummating the transactions contemplated hereby.

     (9) The Transferor shall have received a Certificate of Contribution and Exchange, Assignment and Assumption Agreement, duly executed by the Transferee.

     (10) Any waiting period applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated and no notice shall have been received by any party from any Governmental Entity of any pending or threatened investigation or proceeding concerning the acquisitions.

     (11) There shall be no order, decree or injunction of a court of competent jurisdiction or other Governmental Entity that prevents the consummation of the transactions contemplated by this agreement or Proceeding that threatens to prevent such transactions.

     (12) MedSource shall have consummated the acquisitions with respect to no less than four of the six other "platform companies", one of which four must be the acquisition with respect to "Kelco Industries, Inc."

     (13) The Transferror shall have received evidence reasonably acceptable to it that the product liability insurance covering the Transferor and the Shareholders referred to in section 7.22 has been obtained.

     9. Documents to be Delivered at the Closing.

     9.1 Deliveries of the Transferor and the Shareholders. At the Closing, the
         -------------------------------------------------
Transferor and the Shareholders shall deliver or cause to be delivered the following items to the Transferee:

          (1) the Bill of Sale, Assignment and Assumption Agreement duly executed by the Transferor that, among other things, conveys, transfers and sells to the Transferee all right, title and interest of the Transferor in and to the Acquired Assets;

          (2) the releases referred to in section 7.13;

          (3) the certificates referred to in section 8.1(c) duly executed by an executive officer of the Transferor and by each of the Shareholders;

          (4) Reserved.

          (5) the Transferor's Secretary's Certificate referred to in section 8.1(f) duly executed by the Secretary of the Transferor;

          (6) the opinion of counsel to the Transferor and the Shareholders referred to in section 8.1(i);

          (7) the certificate referred to in section 8.11(j), duly executed by the Transferor;

          (8) a Tax, lien and judgment search of the Transferor and the Acquired Assets showing no items not disclosed in the schedules to this agreement;

          (9) the David E. Porter Employment Agreement, duly executed by David
     E. Porter;

          (10) the Certificate of Contribution and Exchange, Assignment and Assumption Agreement, duly executed by the Transferor;

          (11) the Stockholders Agreement, duly executed by the Transferor and the Shareholders;

          (12) the Registration Rights Agreement, duly executed by the Transferor and the Shareholders; and

          (13) the Deeds and Assignments duly executed by the Transferor.

     9.2 Deliveries of the Transferee. At the Closing, the Transferee shall
         ----------------------------
deliver or cause to be delivered the following items to the Transferor:

          (1) the certificate referred to in section 8.2(c) duly executed by an officer of the Transferee;

          (2) the Transferee Secretary's Certificate referred to in section 8.2(d) duly executed by the Secretary of the Transferee;

          (3) the opinion of counsel referred to in section 8.2(f);

          (4) the Cash Amount;

          (5) the Consideration Shares;

          (6) the Certificate of Contribution and Exchange, Assignment and Assumption Agreement, duly executed by the Transferee;

          (7) the David E. Porter Employment Agreement, duly executed by the Transferee;

          (8) the Stockholders Agreement, duly executed by the Transferee;

          (9) the Registration Rights Agreement, duly executed by the Transferee;

          (10) a letter duly executed by an officer of the Transferee to the effect that immediately following the Closing no individual Shareholder will be an "affiliate" of MedSource as such term is defined in Rule 405 under the Securities Act of 1933;

          (11) the Assignment duly executed by the Transferee; and

          (12) the Closing Letter described in section 11.1 duly executed by an officer of the Transferee.

     10. Termination.

     (1) This agreement may be terminated at any time prior to the Closing:

          (1) by the mutual agreement of the Transferee and the Transferor;

          (2) by the Transferee or the Transferor (if such party is not in breach of or default under this agreement) giving written notice to such effect to the other party if the Closing shall not have occurred on or before April 15, 1999, or such later date as the parties shall have agreed upon prior to the giving of such notice; or

          (3) by either the Transferee or the Transferor in the event of a material breach by or default of the other party hereto.

     (2) Upon termination of this agreement pursuant to section 10(a), all obligations of the parties shall terminate except those under section 12; provided, however, that no such termination shall relieve the Transferor or any Shareholder of any liability to the Transferee, or the Transferee of any liability to the Transferor, by reason of any breach of or default under this agreement.

     11. Survival of Representations and Warranties.

     11.1 Survival of Representations and Warranties of the Transferor and the
          --------------------------------------------------------------------
Shareholders. At the Closing, the Transferee shall advise the Transferor and the
------------
Shareholders in writing (the "Closing Letter") as to its actual knowledge as of the Closing of any material breach of any of the representations, warranties or covenants of the Transferor and the Shareholders herein, without waiving any of its rights hereunder with respect thereto, taking into consideration any disclosures expressly made by the Transferor or the Shareholders in the Schedules delivered to the Transferee on or prior to the date hereof. Notwithstanding any right of the Transferee fully to investigate the affairs of the Transferor and the Shareholders and notwithstanding any knowledge of facts determined or determinable by the Transferee pursuant to such investigation or right of investigation, but subject to the preceding sentence, the Transferee has the right to rely fully upon the representations, warranties of the Transferor contained in this agreement or in any other Transaction Document. All such representations and warranties shall survive the execution and delivery of this agreement and the Closing hereunder and shall thereafter continue in full force and effect until the date which is 18 months after the Closing Date, and the Transferor's and the Shareholders' liability in respect of any breach of any such representation or warranty shall terminate on the date which is 18 months after the Closing Date, except for liability with respect to which notice shall have been given on or prior to such date to the party against which such claim is asserted pursuant to section 12.3, which such liability shall remain an obligation of the party against whom such claim is asserted. The foregoing notwithstanding, (i) the representations and warranties contained in section 5.14 shall survive the Closing and the Transferor's and the Shareholders' liability in respect of any breach thereof shall continue until 30 days after all liability relating thereto is barred by all applicable statutes of limitation, except for liability with respect to which notice shall have been given on or prior to such date to the party against which such claim is asserted pursuant to section 12.3, which liability shall remain an obligation of the party against whom such claim is asserted and (ii) the representations and warranties contained in section 5.16 shall survive the Closing and the Transferor's and the Shareholders' liability in respect of any breach thereof shall continue until the second anniversary of the Closing Date except for liability with respect to which notice shall have been given on or prior to such date to the party against which such claim is asserted pursuant to section 12.3, which liability shall remain an obligation of the party against whom such claim is asserted.

     11.2 Survival of Representations and Warranties of the Transferee. At the
          ------------------------------------------------------------
Closing, the Transferor and the Shareholders shall, without waiving any of their rights hereunder, advise the Transferee if the Transferor or the Shareholders have actual knowledge of any material breach of any of the representations and warranties of the Transferee herein. The Transferor and the Shareholders have the right to rely fully upon the representations and warranties of the Transferee contained in this agreement or in any other Transaction Document. All such representations and warranties shall survive the execution and delivery of this agreement and the Closing hereunder and shall thereafter continue in full force and effect until the date which is eighteen months after the Closing Date, and Transferee's liability in respect of any breach of any such representation or warranty shall terminate on the date which is eighteen months after the Closing Date. The foregoing notwithstanding, the representations an warranties contained in sections 6.3 and 6.6 shall survive the Closing and the Transferee's liability in respect of any breach thereof shall continue until barred by all applicable statutes of limitation, except for liability with respect to which notice shall have been given on or prior to such date to the party against which such claim is asserted pursuant to section 12.3, which such liability shall remain an obligation of the party against whom such claim is asserted.

     12. Indemnification.

     12.1 Indemnification by the Transferor and the Shareholders. Subject to the
          ------------------------------------------------------
limitations contained in section 11.1 and section 12.4, the Transferor and the Shareholders shall jointly and severally indemnify and defend MedSource and the Transferee and each of their officers, directors, employees, shareholders, agents, advisors or representatives (each, a "Transferee Indemnitee") against, and hold each Transferee Indemnitee harmless from, any loss, liability, obligation, deficiency, damage or expense including, without limitation, interest, penalties, reasonable attorneys' and consultants' fees and disbursements (collectively, "Damages"), that any Transferee Indemnitee may suffer or incur based upon, arising out of, relating to or in connection with any of the following (whether or not in connection with any third party claim):

          (1) any breach of any representation or warranty made by the Transferor or any Shareholder contained in this agreement or in any other Transaction Document or in respect of any claim made based upon facts alleged that, if true, would constitute any such breach;

          (2) either the Transferor's or any Shareholder's failure to perform or to comply with any covenant or condition required to be performed or complied with by the Transferor or the Shareholders contained in this agreement or in any other Transaction Document; or

          (3) the ownership or operation of the Business or Acquired Assets on or prior to the Closing Date except for the Assumed Liabilities.

     12.2 Indemnification by the Transferee. Subject to the limitations
          ---------------------------------
contained in section 11.2 and section 12.5, the Transferee shall indemnify and defend the Transferor and the Shareholders and each of the Transferor's officers, directors, employees, shareholders, agents, advisors or representatives (each, a "Transferor Indemnitee") against, and hold each Transferor Indemnitee harmless from, any Damages that such Transferor Indemnitee may suffer or incur arising from, related to or in connection with any of the following:

          (1) any breach of any representation or warranty made by the Transferee contained in this agreement or in any other Transaction Document or in respect of any claim made based upon facts alleged that, if true, would constitute any such breach;

          (2) the Transferee's failure to perform or to comply with any covenant or condition required to be performed or complied with by the Transferee contained in this agreement or in any other Transaction Document; or

          (3) the ownership or operation of the Business or Acquired Assets after the Closing Date.

     12.3 Indemnification Procedures.
          --------------------------

     (1) Promptly after notice to an indemnified party of any claim or the commencement of any Proceeding, including any Proceeding by a third party, involving any Damage referred to in sections 12.1 or 12.2, such indemnified party shall, if a claim for indemnification in respect thereof is to be made against an indemnifying party pursuant to this section 12, give written notice to the latter of the notice of such claim or the commencement of such Proceeding, setting forth in reasonable detail the nature thereof and the basis upon which such party seeks indemnification hereunder; provided, however, that the failure of any indemnified party to give such notice shall not relieve the indemnifying party of its obligations under such section, except to the extent that the indemnifying party is actually prejudiced by the failure to give such notice.

     (2) In the case of any Proceeding by a third party against an indemnified party, the indemnifying party shall, upon notice as provided above, assume the defense thereof, with counsel reasonably satisfactory to the indemnified party, and, after notice from the indemnifying party to the indemnified party of its assumption of the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof (but the indemnified party shall have the right, but not the obligation, to participate at its own cost and expense in such defense by counsel of its own choice) or for any amounts paid or foregone by the indemnified party as a result of any settlement or compromise thereof that is effected by the indemnified party (without the written consent of the indemnifying party).

     (3) Anything in section 12.3(b) notwithstanding, if both the indemnifying party and the indemnified party are named as parties or subject to such Proceeding and either such party determines with advice of counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the other party or that a material conflict of interest between such parties may exist in respect of such Proceeding, then the indemnifying party may decline to assume the defense on behalf of the indemnified party or the indemnified party may retain the defense on its own behalf, and, in either such case, after notice to such effect is duly given hereunder to the other party, the indemnifying party shall be relieved of its obligation to assume the defense on behalf of the indemnified party, but shall be required to pay any legal or other expenses including, without limitation, reasonable attorneys' fees and disbursements, incurred by the indemnified party in such defense.

     (4) If the indemnifying party assumes the defense of any such Proceeding, the indemnified party shall cooperate fully with the indemnifying party and shall appear and give testimony, produce documents and other tangible evidence, allow the indemnifying party access to the books and records of the indemnified party and otherwise assist the indemnifying party in conducting such defense. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement or compromise that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or Proceeding, to the extent an indemnity obligation exists with respect to such claim or Proceeding. Provided that proper notice is duly given, if the indemnifying party shall fail promptly and diligently to assume the defense thereof, then the indemnified party may respond to, contest and defend against such Proceeding (but the indemnifying party shall have the right to participate at its own cost and expense in such defense by counsel of its own choice) and may make in good faith any compromise or settlement with respect thereto, and recover from the indemnifying party the entire cost and expense thereof including, without limitation, reasonable attorneys' fees and disbursements and all amounts paid or foregone as a result of such Proceeding, and the settlement or compromise thereof. The indemnification required hereunder shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills or invoices are received or loss, liability, obligation, damage or expense is actually suffered or incurred, unless the indemnifying party puts forward a good faith defense to its indemnity obligation, in which case, such payment shall be deferred until the resolution of the conflict over the indemnifying party's obligation to indemnify, either by agreement of the parties or by order of a court of competent jurisdiction.

     12.4 Limitations on Indemnification by the Transferor and the Shareholders.
          ---------------------------------------------------------------------

     (1) The Transferor and the Shareholders shall have indemnification obligations pursuant to section 12.1 respecting Damages that result from actual or claimed breaches of representations or warranties set forth in this agreement (other than the representations and warranties contained in sections 5.3, 5.12(a) and 5.14), only if and only to the extent that the aggregate of all Damages resulting from such actual or claimed breaches shall exceed $250,000. For purposes of determining whether any Transferee Indemnitee is able to seek indemnification from the Transferor or the Shareholders under section 12.1 of this agreement, for any breach or alleged breach of any representation or warranty in this agreement, the use of the terms "knowledge," "of which (a party) is aware," "best of (a party's) knowledge," "material," "material adverse effect" or "in all material respects," shall be disregarded and any and all claims for such indemnification shall be determined as if no such terms were present in such representation or warranty; provided, however, that in the event the use of any of the foregoing terms is followed by the phrase "(surviving, as provided for in section 12.4(a))", then such terms shall not be disregarded and any and all claims for indemnification shall be determined in accordance with the language of the representation or warranty. To the extent that any Damages that any Transferee Indemnitee may suffer arise from actual or claimed breaches of representations or warranties set forth in this agreement (other than the representations and warranties contained in sections 5.3, 5.12(a) and 5.14) and also relate to or constitute Excluded Liabilities, then the indemnification obligations of the Transferor and the Shareholders with respect to such Damages shall be subject to the limitations set forth above in this section 12.4(a).

     (2) Indemnification by the Transferor and the Shareholders for the first $500,000 of Damages contemplated by section 12.1 will be satisfied by the delivery by the

Transferor or the Shareholders of the amount of such Damages in the form of either (at the indemnified party's option) (i) shares of Series A Preferred Stock, free and clear of all Liens except the Shareholder Agreement, valued for such purposes at the fair market value or (ii) shares of MedSource Common Stock, free and clear of all Liens (except as are created under the Shareholder Agreement), valued for such purposes at the fair market value, and the remainder of such Damages will be satisfied in cash.

     (3) The rights and remedies of the Transferee under this section 12 shall be the exclusive remedy for breach of a representation, warranty or covenant of the Transferor and each of the Shareholders.

     (4) Anything to the contrary notwithstanding, the indemnification obligations of the Transferor and the Shareholders for Damages hereunder (other than Damages that result from actual or claimed breaches of the representations and warranties contained in sections 5.3, 5.12(a) and 5.14) shall not exceed $1,000,000 in the aggregate.

     (5) Any claim for indemnity by the Transferee will be barred unless made within the period specified in section 11.1 for survival of the representation or warranty breached, and within 18 months after the Closing for any other indemnity claim.

     12.5 Limitations on Indemnification by the Transferee.
          ------------------------------------------------

     (1) The Transferee shall have indemnification obligations pursuant to section 12.2 respecting Damages that result from actual or claimed breaches of representations or warranties set forth in this agreement (other than the representations and warranties contained in sections 6.3 and 6.6), only if and only to the extent that the aggregate of all Damages resulting from such actual or claimed breaches shall exceed $250,000.

     (2) The limitations set forth in paragraph (a) of this section 12.5 shall not limit or reduce the Transferee's obligation to indemnify the Transferor and/or the Shareholders in respect of Damages that result from actual or claimed breaches of the representations and warranties contained in sections 6.3 and 6.6.

     (3) The rights and remedies of the Transferor under this section 12 shall be exclusive remedy for breach of a representation, warranty or covenant of the Transferee.

     (4) Anything to the contrary notwithstanding, the indemnification obligations of the Transferor and the Shareholders for Damages hereunder shall not exceed $1,000,000.

     13. Miscellaneous.

     13.1 Transaction Fees and Expenses. Except as otherwise specifically
          -----------------------------
provided herein, each party hereto shall bear such costs, fees and expenses as may be incurred by it in connection with this agreement and the transactions contemplated hereby.

     13.2 Notices. Any notice, demand, request or other communication which is
          -------
required, called for or contemplated to be given or made hereunder to or upon any party hereto shall be deemed to have been duly given or made for all purposes if (a) in writing and sent by (i) messenger or a recognized national overnight courier service for next day delivery with receipt therefor, or (ii) certified or registered mail, postage paid, return receipt requested, or (b) sent by facsimile transmission with a written copy thereof sent on the same day by postage paid first-class mail or (c) by personal delivery to such party at the following address:

                  To the Transferee:

                          c/o Kidd & Company, LLC
                          Three Pickwick Plaza
                          Greenwich, Connecticut  06830
                          Attention:  Richard J. Effress
                          Telecopier No.:  (203) 661-1839

                  with a copy to:

                          Parker Chapin Flattau & Klimpl, LLP
                          1211 Avenue of the Americas
                          New York, New York  10036-8735
                          Attention:  Edward R. Mandell
                          Telecopier No.:  (212) 704-6288

                  To the Transferor or any Shareholder at:

                          Portlyn Corporation
                          RFD 1, Route 25, Box 451
                          Moultonboro, New Hampshire 03254
                          Attention:   David E. Porter
                          Telecopier No.:  (603) 476-5019

                  with a copy to:

                          Cleveland, Waters and Bass, P.A.
                          Two Capital Plaza
                          P.O. Box 1137
                          Concord, New Hampshire 03302
                          Attention: David K. Fries
                          Telecopier No.:  (603) 224-6457

or such other address as either party hereto may at any time, or from time to time, direct by notice given to the other party in accordance with this section. The date of giving or making of any such notice or demand shall be, in the case of clause (a)(i), the date of the receipt, in the case of clause (a)(ii), five business days after such notice or demand is sent, and, in the case of clause (b), the business day next following the date such notice or demand is sent. A copy of any notice to the Shareholders shall be sent concurrently to the Transferor and a copy of any notice to the Transferor shall be sent concurrently to the Shareholders.

     13.3 Amendment. Except as otherwise provided herein, no amendment of this
          ---------
agreement shall be valid or effective unless in writing and signed by or on behalf of the party against whom the same is sought to be enforced.

     13.4 Waiver. No course of dealing of any party hereto, no omission, failure
          ------
or delay on the part of any party hereto in asserting or exercising any right hereunder, and no partial or single exercise of any right hereunder by any party hereto shall constitute or operate as a waiver of any such right or any other right hereunder. No waiver of any provision hereof shall be effective unless in writing and signed by or on behalf of the party to be charged therewith. No waiver of any provision hereof shall be deemed or construed as a continuing waiver, as a waiver in respect of any other or subsequent breach or default of such provision, or as a waiver of any other provision hereof unless expressly so stated in writing and signed by or on behalf of the party to be charged therewith. The Transferee's receipt of Tax Returns, waiver of bulk sales law, and other waivers and receipt of information contained herein shall not be deemed to waive any of the Transferee's rights under the indemnification provisions of section 12.

     13.5 Governing Law. This agreement shall be governed by, and interpreted
          -------------
and enforced in accordance with, the laws of the State of Delaware.

     13.6 Jurisdiction. Each of the parties hereto hereby irrevocably consents
          ------------
and submits to the exclusive jurisdiction of the United States District Court for the District of Delaware in connection with any Proceeding arising out of or relating to this agreement or the transactions contemplated hereby, waives any objection to venue in such District (unless such court lacks jurisdiction with respect to such Proceeding, in which case, each of the parties hereto irrevocably consents to the jurisdiction of the courts of the State of Delaware in connection with such Proceeding and waives any objection to venue in the State of Delaware, and agrees that service of any summons, complaint, notice or other process relating to such Proceeding may be effected in the manner provided by clause (a) of section 13.2.

     13.7 Remedies. In the event of any actual or prospective breach or default
          --------
by any party hereto, the other parties shall be entitled to equitable relief, including remedies in the nature of rescission, injunction and specific performance. Except as provided for in section 12, nothing contained herein and no election of any particular remedy shall be deemed to prohibit or limit any party from pursuing, or be deemed a waiver of the right to pursue, any other remedy or relief available now or hereafter existing at law or in equity (whether by statute or otherwise) for such actual or prospective breach or default, including the recovery of damages.

     13.8 Severability. The provisions hereof are severable and if any provision
          ------------
of this agreement shall be determined to be legally invalid, inoperative or unenforceable in any respect by a court of competent jurisdiction, then the remaining provisions hereof shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect, and any such invalid, inoperative or unenforceable provision shall be deemed, without any further action on the part of the parties hereto, amended and limited to the extent necessary to render such provision valid, operative and enforceable.

     13.9 Further Assurances. Each party hereto covenants and agrees promptly to
          ------------------
execute, deliver, file or record such agreements, instruments, certificates and other documents and to perform such other and further acts as the other party hereto may reasonably request or as may otherwise be necessary or proper to consummate and perfect the transactions contemplated hereby.

     13.10 Assignment. This agreement and all of the provisions hereof shall be
           ----------
binding upon and inure to the benefit of the parties hereto, their heirs and their respective successors and permitted assignees. Permitted assignees of the Transferee's rights hereunder shall include any Affiliate of the Transferee and any or all financial institutions or other entities investing and/or lending monies to finance the transactions herein contemplated, provided, that no permitted assignment shall relieve the Transferee or MedSource from their respective liabilities or obligations hereunder. Permitted assignees of the Transferor's rights hereunder shall include any Affiliate of the Transferor. Neither Transferee nor Transferor may assign any of its obligations hereunder without the consent of the other party. Except for the permitted assignees, neither party shall have the right to assign any rights or delegate any duties hereunder without the consent of the other party.

     13.11 Binding Effect. This agreement shall be binding upon and inure to the
           --------------
benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

     13.12 No Third Party Beneficiaries. Nothing contained in this agreement,
           ----------------------------
whether express or implied, is intended, or shall be deemed, to create or confer any right, interest or remedy for the benefit of any Person other than as otherwise provided in this agreement.

     13.13 Entire Agreement. This agreement (including all the schedules and
           ----------------
exhibits hereto), together with the Exhibits, Schedules, certificates and other documentation referred to herein, required to be delivered pursuant to the terms hereof or delivered simultaneously with the Closing, contains the terms of the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all prior agreements, commitments, understandings, discussions, negotiations or arrangements of any nature relating thereto.

     13.14 Headings. The headings contained in this agreement are included for
           --------
convenience and reference purposes only and shall be given no effect in the construction or interpretation of this agreement.

     13.15 Counterparts. This agreement may be executed in any number of
           ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     13.16 Bulk Sales Law. The parties waive compliance with the provisions of
           --------------
any bulk sales law that may be applicable to the transactions contemplated hereby.

     Transferor:            PORTLYN CORPORATION


                            By: /s/  David Porter
                                ------------------------------------------------
                                Name: David Porter
                                Title:President


                            /s/ David E. Porter
                            ----------------------------------------------------
                            David E. Porter


                            /s/ Ronald Porter
                            ----------------------------------------------------
                            Ronald Porter


                            RONALD V. PORTER AMENDED AND RESTATED REVOCABLE TRUST u/i/d 9/7/95


                            /s/ Ronald V. Porter
                            ----------------------------------------------------
                            Name: Ronald V. Porter
                            Title:Trustee


                            PORTER FAMILY 1997 IRREVOCABLE TRUST u/i/d 7/8/97


                            /s/ Shirley J. Porter
                            ----------------------------------------------------
                            Name:  Shirley J. Porter
                            Title: Trustee


                            SHIRLEY J. PORTER AMENDED AND RESTATED REVOCABLE TRUST u/i/d 9/7/95


                            /s/ Shirley J. Porter
                            ----------------------------------------------------
                            Name: Shirley J. Porter
                            Title:Trustee

          Transferee:        PORTLYN ACQUISITION LLC


                             By: /s/ Richard J. Effress
                                ------------------------------------------------
                                 Name:  Richard J. Effress
                                 Title: Chairman

                             MEDSOURCE TECHNOLOGIES, INC.


                             By: /s/ Richard J. Effress
                                ------------------------------------------------
                                 Name:  Richard J. Effress
                                 Title: Chairman